                                                                     EXHIBIT 4.3

________________________________________________________________________________

                   EMPRESS RIVER CASINO FINANCE CORPORATION

                                    ISSUER

                                     AND

                          THE GUARANTORS NAMED HEREIN

                                      AND

                       FIRST TRUST NATIONAL ASSOCIATION

                                    TRUSTEE


                             ____________________


                                   INDENTURE


                           Dated as of April 1, 1994


                             ____________________

                                 $150,000,000


                         10 3/4% Senior Notes due 2002

________________________________________________________________________________

                            CROSS - REFERENCE TABLE

  TIA                                                                  INDENTURE
SECTION                                                                 SECTION
-------                                                                 -------
310 (a) (1)...........................................................  8.10
    (a) (2)...........................................................  8.10
    (a) (3)...........................................................  N.A.
    (a) (4)...........................................................  N.A.
    (a) (5)...........................................................  8.10
    (b)    ...........................................................  8.8;
           ...........................................................  8.10;
           ...........................................................  14.2
    (c)    ...........................................................  N.A.
311 (a)    ...........................................................  8.11
    (b)    ...........................................................  8.11
    (c)    ...........................................................  N.A.
312 (a)    ...........................................................  2.5
    (b)    ...........................................................  14.3
    (c)    ...........................................................  14.3
313 (a)    ...........................................................  8.6
    (b) (1)...........................................................  8.6
    (b) (2)...........................................................  8.6
    (c)    ...........................................................  8.6;
           ...........................................................  14.2
    (d)    ...........................................................  8.6
314 (a)    ...........................................................  5.8;
           ...........................................................  14.2
    (b)    ...........................................................  4.2
    (c) (1)...........................................................  2.2;
           ...........................................................  8.2;
           ...........................................................  14.4
    (c) (2)...........................................................  8.2;
           ...........................................................  14.4
    (c) (3)...........................................................  4.2
    (d)    ...........................................................  4.4
    (e)    ...........................................................  14.5
    (f)    ...........................................................  N.A.
315 (a)    ...........................................................  8.1
    (b)    ...........................................................  8.5;
           ...........................................................  8.6;
           ...........................................................  14.2
    (c)    ...........................................................  8.1 (a)
    (d)    ...........................................................  2.8;
           ...........................................................  7.12;
           ...........................................................  8.1
    (e)    ...........................................................  7.13
316 (a) (last sentence)...............................................  2.9
    (a) (1) (A).......................................................  7.11
    (a) (1) (B).......................................................  7.12
    (a) (2)...........................................................  N.A.

  TIA                                                                  INDENTURE
SECTION                                                                 SECTION
-------                                                                 -------
    (b)    ...........................................................      7.7;
           ...........................................................      7.8
317 (a) (1)...........................................................      7.3
    (a) (2)...........................................................      7.4
    (b)    ...........................................................      2.4
318 (d)    ...........................................................      14.1

_________

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I

            DEFINITION AND INCORPORATION BY REFERENCE.....................     1

Section 1.1    Definitions................................................     1
Section 1.2    Incorporation by Reference of TIA..........................    26
Section 1.3    Rules of Construction......................................    26

                                  ARTICLE II

                                THE SECURITIES

Section 2.1    Form and Dating............................................    27
Section 2.2    Execution and Authentication...............................    27
Section 2.3    Registrar and Paying Agent.................................    28
Section 2.4    Paying Agent to Hold Assets in Trust.......................    29
Section 2.5    Securityholder Lists.......................................    29
Section 2.6    Transfer...................................................    30
Section 2.7    Replacement Securities.....................................    30
Section 2.8    Outstanding Securities.....................................    31
Section 2.9    Treasury Securities........................................    31
Section 2.10   Temporary Securities.......................................    31
Section 2.11   Cancellation...............................................    32
Section 2.12   Defaulted Interest.........................................    32

                                  ARTICLE III

                                  REDEMPTION


Section 3.1    Right of Redemption........................................    32
Section 3.2    Redemption Pursuant to Gaming Laws.........................    33
Section 3.3    Notices to Trustee.........................................    33
Section 3.4    Selection of Securities to Be Redeemed.....................    34
Section 3.5    Notice of Redemption.......................................    34
Section 3.6    Effect of Notice of Redemption.............................    35
Section 3.7    Deposit of Redemption Price................................    36
Section 3.8    Securities Redeemed in Part................................    36

                                  ARTICLE IV

                                   SECURITY


Section 4.1    Security Interest..........................................    37
Section 4.2    Recording; Opinions of Counsel.............................    37
Section 4.3    Guarantor Loan Agreement and Collateral Accounts...........    38
Section 4.4    Certain Releases of Collateral.............................    39
Section 4.5    Payment of Expenses........................................    40
Section 4.6    Suits to Protect the Collateral............................    40

                                                                            Page
                                                                            ----
Section 4.7    Trustee's Duties...........................................    40

                                   ATRICLE V

                                   COVENANTS

Section 5.1    Payment of Securities......................................    41
Section 5.2    Maintenance of Office or Agency............................    41
Section 5.3    Limitation on Restricted Payments..........................    42
Section 5.4    Corporate Existence........................................    44
Section 5.5    Payment of Taxes and Other Claims..........................    45
Section 5.6    Maintenance of Insurance...................................    45
Section 5.7    Compliance Certificate; Notice of Default..................    45
Section 5.8    Reports....................................................    46
Section 5.9    Waiver of Stay, Extension or Usury Laws....................    46
Section 5.10   Limitation on Transactions with Affiliates.................    47
Section 5.11   Limitation on Incurrence of Additional
                 Indebtedness and Disqualified Capital
                 Stock....................................................    47
Section 5.12   Limitation on Dividends and Other Payment
                 Restrictions Affecting Subsidiaries......................    49
Section 5.13   Limitation on Liens........................................    49
Section 5.14   Limitation on Sales of Assets and Subsidiary
                 Stock; Event of Loss.....................................    50
Section 5.15   Limitation on Use of Proceeds..............................    54
Section 5.16   Construction and Licensure.................................    55
Section 5.17   Limitation on Liens of Business............................    59
Section 5.18   Limitation on Status as Investment Company.................    59
Section 5.19   Limitation on Sales and Issuances of
                 Capital Stock by Subsidiaries............................    59
Section 5.20   Limitation on Sale of a Guarantor..........................    59
Section 5.21   Ownership of the Company...................................    63
Section 5.22   Future Guarantors..........................................    63

                                  ARTICLE VI

                             SUCCESSOR CORPORATION

Section 6.1    Limitation on Merger, Sale or Consolidation................    63
Section 6.2    Successor Corporation Substitued...........................    64

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

Section 7.1    Events of Default..........................................    64
Section 7.2    Acceleration of Maturity Date; Rescission
                 and Annulment............................................    66

                                                                            Page
                                                                            ----
Section 7.3    Collection of Indebtedness and Suits for
                 Enforcement by Trustee...................................    68
Section 7.4    Trustee May File Proofs of Claim...........................    68
Section 7.5    Trustee May Enforce Claims Without Possession
                 of Securities............................................    69
Section 7.6    Priorities.................................................    70
Section 7.7    Limitation on Suits........................................    70
Section 7.8    Unconditional Right of Holders to Receive
                 Principal, Premium and Interest..........................    71
Section 7.9    Rights and Remedies Cumulative.............................    71
Section 7.10   Delay or Omission Not Waiver...............................    72
Section 7.11   Control by Holders.........................................    72
Section 7.12   Waiver of Past Default.....................................    72
Section 7.13   Undertaking for Costs......................................    73
Section 7.14   Restoration of Rights and Remedies.........................    73

                                 ARTICLE VIII

                                    TRUSTEE

Section 8.1    Duties of Trustee..........................................    74
Section 8.2    Rights of Trustee..........................................    75
Section 8.3    Individual Rights of Trustee...............................    76
Section 8.4    Trustee's Disclaimer.......................................    76
Section 8.5    Notice of Default..........................................    76
Section 8.6    Reports by Trustee to Holders..............................    77
Section 8.7    Compensation and Imdemnity.................................    77
Section 8.8    Replacement of Trustee.....................................    78
Section 8.9    Successor Trustee by Merger, Etc...........................    79
Section 8.10   Eligibility; Disqualification..............................    79
Section 8.11   Preferential Collection of Claims against Company..........    79

                                  ARTICLE IX

                          SATISFACTION AND DISCHARGE;
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.1    Option to Effect Legal Defeasance or
                 Covenant Defeasance......................................    80
Section 9.2    Legal Defeasance and Discharge.............................    80
Section 9.3    Covenant Defeasance........................................    80
Sectio  9.4    Conditions to Legal Defeasance and Covenant
                 Defeasance...............................................    81
Section 9.5    Deposited U.S. Leagal Tender and U.S. Government
                 Obligations to be Held in Trust; Other
                 Miscellaneous Provisions.................................    83
Section 9.6    Application of Trust Assets................................    83
Section 9.7    Repayment to the Company...................................    84

                                                                            Page
                                                                            ----
Section 9.8    Reinstatement..............................................    84
Section 9.9    Termination of Obligations upon Cancellation of
                 the Securities...........................................    85

                                   ARTICLE X

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1   Supplemental Indentures Without Consent of
                 Holders..................................................    85
Section 10.2   Amendments, Supplemental Indentures and Waivers
                 With Consent of Holders..................................    86
Section 10.3   Compliance with TIA........................................    88
Section 10.4   Revocation and Effect of Consents..........................    88
Section 10.5   Notation on or Exchange of Securities......................    89
Section 10.6   Trustee to Sign Amendments, Etc............................    89

                                  ARTICLE XI

                          MEETINGS OF SECURITYHOLDERS

Section 11.1   Purposes for Which Meetings May Be Called..................    89
Section 11.2   Manner of Calling Meetings.................................    90
Section 11.3   Call of Meetings by Company or Holders.....................    90
Section 11.4   Who May Attend and Vote at Meetings........................    91
Section 11.5   Regulations May Be Made by Trustee; Conduct
                 of the Meeting; Voting Rights; Adjourment................    91
Section 11.6   Voting at the Meeting and Record to be Kept................    92
Section 11.7   Exercise of Rights of Trustee or
                 Securityholders May Not Be Hindered or
                 Delayed by Call of Meeting...............................    92

                                  ARTICLE XII

              RIGHT TO REQUIRE REPURCHASE UPON CHANGE OF CONTROL

Section 12.1   Repurchase of Securities at Option of the
                 Holder Upon Change of Control............................    93

                                 ARTICLE XIII

                                   GUARANTY

Section 13.1   Guaranty...................................................    96
Section 13.2   Execution and Delivery of Guaranty.........................    98
Section 13.3   Future Guarantors..........................................    98
Section 13.4   Certain Bankruptcy Events..................................    98

                                                                            Page
                                                                            ----
Section 13.5   Release of Certain Guarantors..............................    99

                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.1   TIA Controls...............................................    99
Section 14.2   Notices....................................................    99
Section 14.3   Communications by Holders with Other Holders...............   100
Section 14.4   Certificate and Opinion as to Conditions
                 Precedent................................................   100
Section 14.5   Statements Required in Certificate or Opinion..............   101
Section 14.6   Rules by Trustee, Paying Agent, Registrar..................   101
Section 14.7   Legal Holidays.............................................   101
Section 14.8   Governing Law..............................................   101
Section 14.9   No Adverse Interpretation of Other Agreements..............   102
Section 14.10  No Recourse against Others.................................   102
Section 14.11  Successors.................................................   102
Section 14.12  Duplicate Originals........................................   102
Section 14.13  Severability...............................................   103
Section 14.14  Table of Contents, Headings, Etc...........................   103

                                   EXHIBITS

Exhibit A                                                       Form of Note
Exhibit B                                                       Form of Guaranty

          INDENTURE, dated as of April 1, 1994, among Empress River Casino Finance Corporation, a Delaware corporation (the "Company"), the Guarantors referred to below and First Trust National Association, a national association, as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 3/4% Senior Notes due 2002:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1 Definitions.

          "Acceleration Notice" shall have the meaning specified in Section 7.2.

          "Acceptance Amount" shall have the meaning specified in Section 5.14.

          "Accumulated Amount" shall have the meaning specified in Section 5.14.

          "Acquired Indebtedness" with respect to a person means Indebtedness of another person existing at the time such person becomes a Subsidiary of the subject person or is merged or consolidated into or with the subject person or one of its Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Subsidiary of such subject person.

          "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

          "Additional Guarantor" means any corporation which is engaged in a Related Business, provided that (i) no less than a majority of the shares of Capital Stock of such Additional Guarantor are owned by Excluded Persons (or 100% by the Parent Guarantor after an Initial Public Equity offering) and no less than a majority of the members of the Board of Directors of such Additional Guarantor are directors of Empress; and (ii) such Additional Guarantor expressly agrees by supplemental indenture to be bound by all of the obligations to which the Guarantors are bound under the Notes and the Indenture.

          "Adjusted Combined Net Income" means Combined Net Income, minus 100% of the amount of any writedowns, writeoffs, or negative extraordinary charges not otherwise reflected in Combined Net Income during such period.

          "Adjusted Consolidated Net Income" means Consolidated Net Income, minus 100% of the amount of writedowns, writeoffs, or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

          "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of the Guarantors, (ii) with respect to any Guarantor, so long as such Guarantor is an S Corporation, any director or stockholder of such Guarantor, (iii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) or (ii) above, and (iv) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

          "Affiliate Transaction" shall have the meaning specified in Section 5.10.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Approvals" means all material approvals, licenses (including Gaming Licenses), permits, authorizations, findings and other filings necessary under applicable Gaming Laws.

          "Asset Sale" shall have the meaning specified in Section 5.14.

          "Asset Sale Offer" shall have the meaning specified in Section 5.14.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 5.14.

          "Asset Sale Offer Period" shall have the meaning specified in Section 5.14.

          "Asset Sale Offer Price" shall have the meaning specified in Section 5.14.

          "Asset Sale Purchase Date" shall have the meaning specified in Section 5.14.

          "Asset Sale Put Date" shall have the meaning specified in Section
5.14.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "Cash" means U.S. Legal Tender or U.S. Government Obligations.

          "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

          "Casino" means a gaming establishment owned or operated by a Guarantor or any of its Subsidiaries, and containing at least 200 slot machines or at least 15 gaming tables, or containing at least 10,000 square feet dedicated to the operation of games of chance, and any hotel, building, restaurant, theater, parking facilities, retail shops, land, equipment and other property or asset directly ancillary thereto or used in connection therewith.

          "Casino Offer Amount" shall have the meaning specified in Section
5.16.

          "Casino Offer Period" shall have the meaning specified in Section
5.16.

          "Casino Offer Payment Date" shall have the meaning specified in
Section 5.16.

          "Casino Offer Price" shall have the meaning specified in Section 5.16.

          "Casino Offer Put Date" shall have the meaning specified in Section 5.16.

          "Casino Purchase Offer" shall have the meaning specified in Section 5.16.

          "Change of Control" means (i) any merger or consolidation of, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, Empress (or, if applicable, the Parent Guarantor) in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the aggregate voting power normally entitled to vote in the election of directors of the transferee; (ii) the time that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the aggregate voting power of all classes of Capital Stock then outstanding of Empress (or, if applicable, the Parent Guarantor) normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Empress (or, if applicable, the Parent Guarantor) (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Empress was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Empress (or, if applicable, the Parent Guarantor) then in office.

          "Change of Control Offer" shall have the meaning specified in Section 12.1.

          "Change of Control Offer Period" shall have the meaning specified in
Section 12.1.

          "Change of Control Offer Price" shall have the meaning specified in
Section 12.1.

          "Change of Control Payment Date" shall have the meaning specified in
Section 12.1.

          "Change of Control Put Date" shall have the meaning specified in
Section 12.1.

          "Collateral" means the funds held in the Hammond Empress Collateral Account, pursuant to the Hammond Empress Disbursement Agreement, and the Hammond Leasing Collateral Account, pursuant to the Hammond Leasing Disbursement Agreement, and the Mirror Notes.

          "Collateral Agent" shall have the meaning specified in Section 4.4.

          "Combined EBITDA" means the combined Consolidated EBITDA of the Guarantors, adjusted to eliminate (only to the extent included in computing such EBITDA and without duplication) any inter-Guarantor transactions, so as to reflect EBITDA as if all of the Guarantors had been a consolidated entity measured in accordance with GAAP.

          "Combined Fixed Charge Coverage Ratio" on any date of determination (the "Transaction Date") means, the ratio, on a pro forma basis, of (a) the aggregate amount of Combined EBITDA attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Combined Fixed Charges (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first say of the Reference Period; (ii) transactions giving rise to the need to calculate the Combined Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period; (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period; (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the relevant Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period; and (iv) the Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the relevant Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation in which case such rate (whether higher or lower) shall be used.

          "Combined Fixed Charges" means the combined Consolidated Fixed Charges of the Guarantors, adjusted to eliminate any inter-Guarantor transactions so as to reflect combined Consolidated Fixed Charges as if all of the Guarantors had been a consolidated entity, measured in accordance with GAAP.

          "Combined Net Income" means the combined Consolidated Net Income of the Guarantors, adjusted to eliminate (only to extent included in computing such net income (or loss) without duplication) any inter-Guarantor transactions so as to reflect Combined Net Income as if all of the Guarantors had been a consolidated entity measured in accordance with GAAP.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

          "Company Request" means a written request of the Company or a Guarantor, as the case may be, in the form of an Officers' Certificate.

          "Consolidated Depreciation and Amortization Expense" for any person means the total depreciation and amortization for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expense and
(iii) Consolidated Fixed Charges.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to
Capitalized Lease Obligations) during such period in respect of   all
Indebtedness of such person and its Consolidated Subsidiaries including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness; (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP; and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP;
(b) one-third of the rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries; and (c) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition; (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Income Tax Expense" for any person means the total net income tax expenses for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock); (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in Cash to such person or a Consolidated Subsidiary of such person during such period up to (and not in excess of) the amount of such person's pro rata share of such person's net income for such period; (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Net Worth" of any person at any date means the aggregate of capital, surplus and retained earnings of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital Stock; (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date; and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Corporate Trust Office" means the Corporate Trust Office of the Trustee located in New York, New York.

          "Covenant Defeasance" shall have the meaning specified in Section 9.3.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes; and (b) with respect to any Subsidiary of such person, any Capital Stock.

          "Empress" means Empress River Casino Corporation, an Illinois corporation.

          "Empress I" means that certain riverboat casino, U.S. Coast Guard Registration Number 984286.

          "Empress II" means that certain riverboat casino, U.S. Coast Guard Registration Number 998517.

          "Empress III" means that certain riverboat casino that is being constructed pursuant to the terms of that certain Sales and Construction Contract dated October 12, 1993 between River Casino and Atlantic Marine, Inc.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "Event of Default" shall have the meaning specified in Section 7.1.

          "Event of Loss" means, with respect to any property or asset, any loss, destruction or damage of such property or asset or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Event of Loss Amount" shall have the meaning specified in Section
5.14.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Excluded Persons" means, collectively, the existing shareholders of Empress as of the Issue Date, and Martin J. McNally, and any of their respective estates, spouses, heirs, ancestors, lineal descendants, legatees, and legal representatives and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries and, for purposes of clauses (i) and
(ii) of the definition of "Change of Control," any Parent Guarantor formed to be the issuer of an Initial Public Equity Offering; provided that all holders of all classes of Capital Stock of Empress, Hammond Empress, Hammond Leasing and any Additional Guarantor then outstanding would be entitled to receive Capital Stock in the Parent Guarantor in amounts proportionate to their relative holdings in Empress, Hammond Empress, Hammond Leasing and any Additional Guarantor.

          "Final Completion Date" means that date by which (a) each required certificate of occupancy has been issued by the building department and other relevant agencies, including the U.S. Coast Guard, if applicable, with respect to the Hammond Facility; (b) all Gaming Licenses and other Approvals required to commence gaming operations at the Hammond Facility have been obtained by the Company, Hammond Empress, Hammond Leasing and any of their Subsidiaries and their respective officers, directors and stockholders, with respect to the Hammond Facility; (c) the Hammond Facility is in a condition (including the installation of fixtures, furnishings and equipment) to receive customers substantially in the ordinary course of its gaming operations; and (d) the Hammond Facility is open for business to the general public and operates, therein, at least 200 slot machines.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

          "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

          "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which the Company, the Guarantors or any of their Subsidiaries has a direct or indirect beneficial, legal or voting interest in an entity that conducts casino gaming.

          "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, including the Riverboat Gambling Act of Illinois and Article 33 of the Indiana Code, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

          "Gaming Licenses" means every license, franchise or other authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct riverboat, dockside or land-based gaming in any Gaming Jurisdiction, and any applicable liquor licenses.

          "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "Guarantor Loan Agreement" means the Guarantor Loan Agreement dated the Issue Date by and between the Company and Empress.

          "Guarantors" means Empress, Hammond Empress, Hammond Leasing, the Additional Guarantors, if any, and all of their future Subsidiaries.

          "Guarantor Sale Offer" shall have the meaning specified in Section
5.20.

          "Guarantor Sale Offer Period" shall have the meaning specified in
Section  5.20.

          "Guarantor Sale Offer Put Date" shall have the meaning specified in
Section 5.20.

          "Guarantor Sale Payment Date" shall have the meaning specified in
Section 5.20.

          "Guarantor Sale Purchase Price" shall have the meaning specified in
Section 5.20.

          "Guarantor Sale Repurchase Amount" means (i) the outstanding principal amount of the Mirror Notes, plus accrued and unpaid interest, of Hammond Empress, Hammond Leasing or an Additional Guarantor, as applicable, plus (ii) to the extent in excess of such amount, an amount equal to the principal amount of Notes that would be required to be repurchased such that after giving pro forma effect to such Sale of a Guarantor and such repurchase of Notes pursuant to such Sale of a Guarantor (x) the aggregate amount of all Indebtedness of the continuing Guarantors would not exceed 3.0 times Combined EBITDA and (y) the Combined Fixed Charge Coverage Ratio of the continuing Guarantors for the two full fiscal quarters immediately preceding such Sale of a Guarantor would be at least 3.5 to 1.

          Notwithstanding the foregoing, in the case of a sale of all or substantially all of the assets of Hammond Empress, Hammond Leasing or an Additional Guarantor, in the event (i) aggregate fair market value of all proceeds of such Sale of a Guarantor are less than the Guarantor Sale Repurchase Amount as determined in accordance with the immediately preceding paragraph,
(ii) the Combined Fixed Charge Coverage Ratio of the continuing Guarantors after giving pro forma effect to such Sale of a Guarantor and redemption of the Notes
       --- -----
equal in principal amount to the Guarantor Sale Repurchase Amount (as determined in accordance with this paragraph) would be equal to or greater than the Combined Fixed Charge Coverage Ratio of all Guarantors for the two full fiscal quarters immediately prior to such Sale of a Guarantor; and (iii) during the twelve months preceding the date of such Sale of a Guarantor, neither such Guarantor nor any of its Subsidiaries made any Restricted Payments, then the Guarantor, Sale Repurchase Amount shall be equal to the greater of (x) the aggregate fair market value of all proceeds of such Sale of a Guarantor; and (y) the outstanding principal amount of the Mirror Notes, plus accrued and unpaid interest, of such Guarantor.

          "Guaranty" shall have the meaning provided in Section 13.1(a).

          "Hammond Access Construction" means the construction of certain roads and bridges necessary to provide increased access to the proposed location of the Hammond Facility, including costs necessary to acquire certain parcels of real property, which construction shall be funded either directly or indirectly by Hammond Empress.

          "Hammond Empress" means Lake Michigan Charters, Ltd., an Indiana corporation.

          "Hammond Empress Collateral Account" means the collateral account established at the Collateral Agent by Hammond Empress pursuant to the Hammond Empress Disbursement Agreement.

          "Hammond Empress Disbursement Agreement" means that certain Hammond Empress Cash Collateral and Disbursement Agreement, dated the date hereof, by and among the Collateral Agent, Hammond Empress, Empress and the Trustee.

          "Hammond Empress Note Proceeds" means $33 million loaned by Empress to Hammond Empress as evidenced by the Mirror Note executed by Hammond Empress in favor of Empress, which amount shall be deposited into the Hammond Empress Collateral Account pursuant to the Hammond Empress Disbursement Agreement.

          "Hammond Facility" means the proposed land-based facility to be maintained by Hammond Empress for the purpose of conducting riverboat gaming in the state of Indiana, the county of Lake and the city of Hammond as described in the Registration Statement.

          "Hammond Leasing" means LMC Leasing, Ltd., a Delaware corporation.

          "Hammond Leasing Collateral Account" means the collateral account established at the Collateral Agent by Hammod Leasing pursuant to the Hammond Leasing Disbursement Account.

          "Hammond Leasing Disbursement Agreement" means that certain Hammond Leasing Cash Collateral and Disbursement Agreement, dated the date hereof, by and among the Collateral Agent, Empress, Hammond Leasing and the Trustee.

          "Hammond Leasing Note Proceeds" means $25 million loaned by Empress to Hammond Leasing as evidenced by the Mirror Note executed by Hammond Leasing in favor of Empress, which amount shall be deposited into the Hammond Leasing Collateral Account pursuant to the Hammond Leasing Disbursement Agreement.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "incur" or "incurrence" shall have the meaning specified in Section 5.11.

          "Incurrence Date" shall have the meaning specified Section 5.11.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, with respect to any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than ninety (90) days past their original due date or are being contested in good faith, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability; (d) all obligations to purchase, redeem or acquire any Capital Stock; (e) all obligations secured by a Lien, to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited
                 --------
to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (f) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or (e), or this clause (f), whether or not between or among the same parties.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Indenture Obligations" means the obligations of the Company and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of, and premium, if any, and interest on, the Securities when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, call for redemption, acceptance of any Offer to Purchase or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture and the Securities, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Securities) and the Guarantors, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral.

          "Initial Public Equity Offering" means an initial underwritten public offering of common stock of Empress or, to the extent the proceeds are contributed in cash to Empress or the other Guarantors, the Parent Guarantor, pursuant to an effective registration statement under the Securities Act as a consequence of which the common stock of Empress or the Parent Guarantor, as applicable, is listed on a national securities exchange or quoted on the national market system of the National Association of Securities Dealers, Inc.

          "Interest Payment Date" means the stated due date of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap Obligation" means, when used with reference to any
           ------------------------
person, the obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Investment" by any person in any other person means (without
           ----------
duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property from another person to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business that are not more than 90 days past their original due date); (c) other than the Guarantees of the Notes, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person.

          "Issue Date" means the date of first issuance of the Notes under the
           ----------
Indenture.

          "Joliet Facility" means the land-based facility maintained by Empress
           ---------------
for the purpose of conducting riverboat gaming located in the state of Illinois, the county of Will and the city of Joliet which currently consists of an approximately 65,280 square foot pavilion.

          "Legal Defeasance" shall have the meaning specified in Section 9.2.
           ----------------

          "Legal Holiday" shall have the meaning provided in Section 14.7.
           -------------

          "Lien" means any mortgage, lien, pledge, charge, security interest, or
           ----
other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agree-ment and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

          "Maturity Date," when used with respect to any Security, means the
           -------------
date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Casino Offer Payment Date, a Change of Control Payment Date, an Asset Sale Purchase Date, a Guarantor Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

          "Minimum Accumulation Date" shall have the meaning specified in
           -------------------------
Section 5.14.

          "Mirror Notes" means, collectively, (a) the note in aggregate
           ------------
principal amount of $150,000,000 executed by Empress in favor of Finance; (b) the note in the aggregate principal amount of $33,000,000 executed by Hammond Empress in favor of Empress; and (c) the note in the aggregate principal amount of $25,000,000 executed by Hammond Leasing in favor of Empress, each such note containing interest and default terms that are substantially identical to those contained in the Securities.

          "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender of
           -----------------
Cash Equivalents received by a Guarantor in the case of a sale of Qualified Capital Stock and by a Guarantor and its Subsidiaries in respect of an Asset Sale, less, in each case, the sum of all fees, commissions and other (in the case of an Asset Sale, reasonable and customary) expenses incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by such Guarantor) of income, franchise, sales and other applicable taxes required to be paid by such Guarantor or any of its Subsidiaries in connection with such Asset Sale.

          "Net Proceeds" means the aggregate Net Cash Proceeds and fair market
           ------------
value of property (valued at the fair market value thereof at the time of receipt in good faith by the Board of Directors of the applicable Guarantor), other than securities of a Guarantor or any of its Subsidiaries, received by a Guarantor after payment of expenses, commissions, discounts and the like incurred in connection therewith.

          "Net Retained Repurchase Amount" means an amount equal to the
           ------------------------------
aggregate principal amount of the Mirror Notes of Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, which are offered by the Company to be repurchased and are not tendered pursuant to a Guarantor Sale Offer.

          "Non-recourse Indebtedness" means Indebtedness of a person to the
           -------------------------
extent that under the terms thereof or any other document, instrument or filing no personal recourse shall be had against such person for the payment of the principal of, premium, if any, or interest on, such Indebtedness, and enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Company, any Guarantor or any of their Subsidiaries provides any credit support or is directly or indirectly liable.

          "Offer to Purchase" means any Casino Purchase Offer, Change of Control
           -----------------
Offer, Asset Sale Offer (including in connection with an Event of Loss) or Guarantor Sale Offer.
STOP 1
          "Offer to Purchase Price" means any Casino Offer Price, Change of
           -----------------------
Control Offer Price, Asset Sale Offer Price (including in connection with an Event of Loss), or Guarantor Sale Purchase Price.

          "Officer" means, with respect to the Company, the Chairman of the
           -------
Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of the Company.

          "Officers' Certificate" means, with respect to the Company or any
           ---------------------
Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 14.4 and 14.5.

          "Opinion of Counsel" means a written opinion from legal counsel to the
           ------------------
Company complying with the requirements of Sections 14.4 and 14.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

          "Parent Guarantor" means, subsequent to an Initial Public Equity
           ----------------
Offering of such corporation, a Publicly Traded Company that owns 100% of the Capital Stock, and any other equity interests, of the Guarantors and has guaranteed irrevocably and unconditionally the obligations of the Company under the Indenture and the Notes.

          "Paying Agent" shall have the meaning specified in Section 2.3
           ------------
provided, however, that for purposes of Articles III, IX, XII and Sections 5.14,
5.16 and 5.20, the Company or any Affiliate of the Company shall not act as Paying Agent.

          "Payment Guarantor" shall have the meaning specified in Section 5.3.
           -----------------

          "Permitted FF&E Slot Machine Indebtedness" means Indebtedness which is
           ----------------------------------------
Non-recourse Indebtedness and is incurred to finance the acquisition or lease after the Issue Date of newly acquired or leased slot machines ("FF&E") used directly in the operation of Casinos owned or operated by a Guarantor and secured by an exclusive Lien on such FF&E, but, in each case, not exceeding the purchase price of the slot machines being financed.

          "Permitted Indebtedness" means any of the following:
           ----------------------

               (a) Indebtedness solely in respect of performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money others), in the ordinary course of business, in amounts and for the purposes customary in the Guarantors' industry for gaming operations similar to those of the Guarantors; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $2.5 million;

               (b) Indebtedness under Interest Swap Obligations, provided that in each case the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates; and

               (c)  Permitted FF&E Slot Machine Indebtedness.

          "Permitted Liens" means any of the following:
           ---------------
               (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the applicable Guarantor or Subsidiary if adequate reserves with respect thereto are maintained on the books of such Guarantor or Subsidiary, as the case may be, in accordance with GAAP;

               (b) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue; or (ii) such Liens are being contested in good faith and by appropriate proceedings by the applicable Guarantor or Subsidiary and adequate reserves with respect thereto are maintained on the books of such Guarantor or Subsidiary, as the case may be, in accordance with GAAP;

               (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any Guarantor or any of its Subsidiaries) or interfere with the ordinary conduct of the business of such Guarantor or any of its Subsidiaries; provided, that any
                                                           --------
such Liens are not
incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and

               (d)  Liens created by the Indenture.

          "Permitted Proceed Uses" means (i) distributions from time to time by
           ----------------------
Empress of up to an aggregate of $50.0 million to the shareholders of Empress, representing the undistributed taxable income of Empress as well as a return of equity to such shareholders, provided that no distributions shall be permitted
                             --------
under this clause (i) if, after giving effect, on a pro forma basis, to such distribution, the shareholder's equity of Empress would be less than $25 million; (ii) loans by Empress to Hammond Leasing of the Hammond Leasing Note Proceeds to finance, construct, equip and operate the Empress III and to reimburse Empress for all payments made by River Casino with respect to the construction of the Empress III, to be distributed to Hammond Leasing pursuant to the Hammond Leasing Disbursement Agreement; (iii) loans by Empress to Hammond Empress of the Hammond Empress Note Proceeds to finance, develop, construct, equip and operate the Hammond Facility including funds necessary to perform the Hammond Access Construction, to be distributed to Hammond Empress pursuant to the Hammond Empress Disbursement Agreement; (iv) payments by Empress of up to $21 million for the mandatory prepayment of amounts owed by Empress to Riverboat Gaming Management, Inc. ("RGMI") pursuant to that certain Settlement Agreement, dated October 3, 1992, among Empress, RGMI, Jerome H. Turk and Philip D. Griffith; (v) for working capital purposes at Empress, including expansion and refurbishment of the Joliet Facility; (vi) payments by Empress of up to $3.0 million for the mandatory repayment by Empress of that certain mortgage loan, dated June 30, 1992, between Empress and Caterpillar Financial Services Corporation; and (vii) as and when done in accordance with the terms of this Indenture, payments to consummate a Casino Purchase Offer.

          "Permitted Regulatory Redemption" means a redemption by the Company of
           -------------------------------
such person's securities (i) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of Finance to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where in the case of (i) and (ii) such redemption or acquisition is required because the holder or beneficial owner of such security is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

          "person" means any individual, limited liability company, corporation,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Plans" means all drawings, plans and specifications prepared by or on
           -----
behalf of a Guarantor or any of its Subsidiaries, as the same may be amended or supplemented from time to time in good faith, and, if required by applicable law, submitted to and approved by the building or other relevant governmental agency, which describe and show the Empress III, the Hammond Facility and the Joliet Facility, as applicable, and the labor and materials necessary for construction thereof.

          "Principal" of any Indebtedness (including the Securities) means the
           ---------
principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

          "Property" or "property" means any right or interest in or to property
           --------      --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

          "Proportionate Share" means, as of any date of determination, a ratio
           -------------------
(i) the numerator of which is the aggregate outstanding principal amount of the Mirror Notes of Hammond Empress, Hammond Leasing or an Additional Guarantor, as applicable, or, in the case of Empress, the aggregate outstanding principal amount of the Notes less the outstanding aggregate principal amount of the Mirror Notes of all the Guarantors (other than Empress); and (ii) the denominator of which is the aggregate principal amount outstanding of the Notes.

          "Publicly Traded Company" means a company, the common stock of which
           -----------------------
is registered pursuant to the Securities Act and listed on a national securities exchange or quoted on the national market system of the National Association of Securities Dealers, Inc.

          "Purchase Money Indebtedness" means any Non-recourse Indebtedness of
           ---------------------------
such person owed to any seller or other person which is incurred to finance the acquisition of any real or personal tangible property of a Related Business within 90 days of such acquisition.

          "Purchase Price" means any Casino Offer Price, Change of Control Offer
           --------------
Price, Asset Sale Offer Price or Guarantor Sale Purchase Price.

          "Qualified Capital Stock" means any Capital Stock of a Guarantor that
           -----------------------
is not Disqualified Capital Stock.

          "Qualified Exchange" means any defeasance, redemption, repurchase or
           ------------------
other acquisition of Capital Stock or Indebtedness of a Guarantor with the Net Proceeds received by such Guarantor from the substantially concurrent sale of Qualified Capital Stock of such Guarantor or in exchange for Qualified Capital Stock of such Guarantor.

          "Qualified Inter-Guarantor Loans" means loans solely between
           -------------------------------
Guarantors, of which the sole source of funds is Indebtedness incurred in accordance with paragraph (a) or (f) of Section 5.11, and evidenced by a written loan agreement containing provisions substantially similar to the provisions of such underlying Indebtedness (including restrictions on prepayments) and in principal amounts not exceeding such corresponding underlying Indebtedness, as determined in good faith by the Board of Directors of the Guarantor incurring such indebtedness.

          "Qualified Loans" means loans from Empress to an Additional Guarantor,
           ---------------
evidenced by notes with terms which are substantially similar to the terms of the Mirror Notes, including provisions restricting prepayment.

          "Reconciled Tax Amount" means the taxable income of the relevant
           ---------------------
Guarantor as reported on such Guarantor's Internal Revenue Service Form 1120S for the applicable taxable year.

          "Record Date" means a Record Date specified in the Securities whether
           -----------
or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of Security, plus in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.

          "Reference Period" with regard to any person means the four full
           ----------------
fiscal quarters, or in the case of Sections 5.16 and 5.20 the two full fiscal quarters (or such lesser period during which such person has been in existence), ended immediately preceding the relevant date upon which such determination is to be made pursuant to the terms of the Notes or the Indenture.

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital
           ------------------------
Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, decrease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to; or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock of such person in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A)
                                                       --------
Refinancing Indebtedness of any Subsidiary of a Guarantor shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary; (B) Refinancing Indebtedness shall not have an Average Life less than that of the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such refinancing; (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due on or prior to the Stated Maturity; and (D) if the Indebtedness or Disqualified Capital Stock to be so refinanced was subordinate or junior in right of payment to the Guarantee, then the Refinancing Indebtedness shall be subordinate or junior in right of payment to such Guarantee to an extent no less favorable in respect thereof to the Holders.

          "Registrar" shall have the meaning specified in Section 2.3.
           ---------

          "Registration Statement" means the registration statement of the
           ----------------------
Company, Empress, Hammond Empress and Hammond Leasing, dated February 4, 1994, as amended.

          "Related Business" means the gaming business conducted (or proposed to
           ----------------
be conducted) by the Guarantors and their Subsidiaries as of the Issue Date and any and all related businesses in support of and ancillary to the gaming business of such Guarantors and additionally expressly includes any riverboat, dockside or land-based gaming businesses.

          "Required Regulatory Redemption" means a redemption of Holder's
           ------------------------------
Securities (i) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, which if lost, impaired or not obtained or reinstated would reasonably be expected to have a material adverse effect on any of the Guarantors or would restrict the ability of any of the Guarantors to conduct business in any Gaming Jurisdiction, in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Security is required to be found suitable, or to otherwise qualify, under any Gaming Laws and is not found suitable or so qualified.

          "Restricted Investment" means, in one or a series of related
           ---------------------
transactions, any Investment, other than Cash Equivalents; provided, that a
                                                           --------
Restricted Investment shall not include (i) the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business; and (ii) a guaranty by a Guarantor of Indebtedness incurred by another Guarantor in accordance with Section 5.11.

          "Restricted Payment" means, with respect to any person, (a) the
           ------------------
declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person; (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person; (c) any purchase, redemption, or other acquisition or retirement for value of, and any payment in respect of any amendment of the terms of or any defeasance of, any subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and (d) any Restricted Investment by such person; provided,
                                                                --------
however, that the term "Restricted Payment" does not include (i) any dividend,
-------
distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to any of the Guarantors, by any of their respective Subsidiaries; and (iii) Restricted Investments solely among the Guarantors in the form of Qualified Inter-Guarantor Loans; (iv) amounts distributed by any Guarantor to any of its wholly owned Subsidiaries; and amounts distributed by a Guarantor to the Company to enable the Company to make an offer to Purchase or to make payments of principal of, premium, if any, or interest on, the Notes.

          "River Casino" means River Casino Corporation, a Delaware corporation.
           ------------

          "Sale of a Guarantor" means (i) any merger or consolidation of, or any
           -------------------
sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, any of Hammond Empress, Hammond Leasing, or any Additional Guarantor in each case on a consolidated basis, in one transaction or a series of related transactions; or (ii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the

Board of Directors of Hammond Empress, Hammond Leasing, or any Additional Guarantor (together with any new directors whose election by such Board or whose election by the stockholders of Hammond Empress, Hammond Leasing or such Additional Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Hammond Empress, Hammond Leasing, or such Additional Guarantor then in office, as applicable. Notwithstanding the foregoing, a Sale of a Guarantor with respect to
            -----------------------------
Hammond Leasing shall not have been deemed to have occurred as long as thereafter a Casino remains in operation by either Hammond Empress or Hammond Leasing at the Hammond Facility.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" or "Notes" means 10 3/4% Senior Notes due 2002, as
           ----------
amended or modified from time to time in accordance with the terms hereof, issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Security Documents" shall have the meaning specified in Section 4.1.
           ------------------

          "Securityholder"  See "Holder."
           --------------        ------

          "Security Interests" shall have the meaning specified in Section 4.7.
           ------------------

          "Stated Maturity," when used with respect to any Note, means April 1,
           ---------------
2002.

          "subordinated Indebtedness" means Indebtedness of a Guarantor that is
           -------------------------
subordinated in right of payment to the Guarantee of such Guarantor to any extent.

          "Subsidiary" with respect to any person, means (i) a corporation a
           ----------
majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

          "Tax Reimbursement Agreement" shall have the meaning specified in
           ---------------------------
Section 5.3.

          "Tax Amounts" with respect to any year means (a) an amount equal to
           -----------
the higher of (i) the product of (A) the taxable income of the relevant Guarantor for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to such Guarantor for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, in either case, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to such Guarantor which could be realized by such Guarantor's stockholders in the current or a prior taxable year (including, without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof).

          "Tax Percentage" means the highest aggregate applicable effective
           --------------
marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual resident of Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) provided, however, that
                                                        --------
in no event shall such Tax Percentage exceed the lesser of (1) the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 500 Basis Points and (2) 60%.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "U.S. Government Obligations" means direct non-callable obligations
           ---------------------------
of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States or America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment is legal tender for the payment of public and private debts.

          "Vessel Offer Amount" shall have the meaning specified in Section
           -------------------
5.16.

          "wholly owned" with respect to a Subsidiary of any person means (i)
           ------------
with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

          Section 1.2  Incorporation by Reference of TIA.
                       ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.
           ----------

          "indenture securities" means the Securities.
           --------------------

          "indenture securityholder" means a Holder or a Securityholder.
           ------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company and any other
           ------
obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          Section 1.3  Rules of Construction.
                       ---------------------

          Unless the context otherwise requires:

               (i)   a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v)   provisions apply to successive events and transactions;

               (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II

                                THE SECURITIES

          Section 2.1  Form and Dating.
                       ---------------

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto which is
                                                       ---------
part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the
                     ---------
Trustee.  Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.2  Execution and Authentication.
                       ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted, or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $150,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7.

          Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          Section 2.3  Registrar and Paying Agent.
                       --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XII and Sections 5.14, 5.16 and 5.20, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          Section 2.4  Paying Agent to Hold Assets in Trust.
                       ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          Section 2.5  Securityholder Lists.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

          Section 2.6  Transfer.
                       --------

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities, the Registrar or co-Registrar shall register the transfer as requested if its reasonable requirements for such transaction are met; provided, however, that the
                                           --------  -------
Securities surrendered for transfer shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon transfers pursuant to Sections 2.2, 2.10, 3.6, 5.14, 5.16, 5.20, 10.5, or 12.1). Except for a
Required Regulatory Redemption pursuant to Section 3.2 of this Indenture or an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Sections 5.14, 5.16 or 5.20 or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          Section 2.7  Replacement Securities.
                       ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          Section 2.8  Outstanding Securities.
                       ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---- ----
upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          Section 2.9  Treasury Securities.
                       -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          Section 2.10 Temporary Securities.
                       --------------------

          Until definitive Securities are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          Section 2.11  Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          Section 2.12  Defaulted Interest.
                        ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at its option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                                  ARTICLE III

                                  REDEMPTION

          Section 3.1  Right of Redemption.
                       -------------------

          Redemption of Securities shall be made only in accordance with this
Article III. At its election, the Company may redeem the Securities in whole or in part, at any time on or after April 1, 1999, at the Redemption Prices specified under the caption "Redemption," in the Form of Note attached as Exhibit A hereto, plus accrued and unpaid interest to the Redemption Date. In
---------
the event an Initial Public Equity Offering is completed at any time prior to April 1, 1997, the Company may, at its election, one time only, redeem up to an aggregate amount of $50,000,000 of the Securities with the proceeds of such Initial Public Equity Offering, at a redemption price of 110%, plus accrued and unpaid interest to the date of redemption, provided that such redemption occurs
                                           --------
within 60 days of the closing of such Initial Public Equity Offering, and that after giving effect to any such redemption with the proceeds of the Initial Public Equity offering there shall remain not less than an aggregate principal amount of $100,000,000 of the Securities outstanding. Except as provided in this paragraph, Section 3.2 and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

          Section 3.2  Redemption Pursuant to Gaming Laws.
                       ----------------------------------

          Notwithstanding any other provision of this Indenture, the Notes shall also be redeemable, in whole or in part, at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Company requires the redemption of any Security pursuant to this Section 3.2, then the redemption price shall be 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. The Company shall tender the redemption price (together with any accrued and unpaid interest) to the Trustee no later than 30 days after the Company gives the Securityholder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be ordered by any Gaming Authority. The Company shall notify the Trustee of any disposition or redemption required under this Section 3.2, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the redemption price (together with any accrued but unpaid interest) upon tender of such Security.

          Section 3.3  Notices to Trustee.
                       ------------------

          If the Company elects to redeem Securities pursuant to Article III, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this
Section 3.3 at least 35 days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Gaming Authority).

          Section 3.4  Selection of Securities to Be Redeemed.
                       --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro
                                                                            ---
rata or by lot or by such other method as the Trustee shall determine to be fair
----
and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          Section 3.5  Notice of Redemption.
                       --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice shall be required by applicable Gaming Laws). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1) that the notice is being sent pursuant to this Section 3.5 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities;

          (2) the Redemption Price (including the amount of accrued and unpaid interest to be paid upon such redemption) and the Redemption Date;

          (3) that any Security or portion thereof not redeemed will continue to accrue interest if interest is then accruing;

          (4) that, unless (a) the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.7 hereof or (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, plus accrued and unpaid interest, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (5) that the Company shall redeem Securities such that only Securities in denominations of $1,000 at maturity or integral multiples of $1,000 shall be acquired;

          (6) that Holders whose Securities are redeemed only in part will be issued a new Security or Securities equal in aggregate principal amount to the unredeemed portion of the Securities redeemed;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (8)  the CUSIP number of the Securities to be redeemed;

          (9)  the name, address and telephone number of the Paying Agent;

          (10) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price; and

          (11) if the Redemption Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such Security record date, and no additional interest will be payable to Securityholders whose Securities are so redeemed.

          Section 3.6  Effect of Notice of Redemption.
                       ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on
      --------
or prior to the Interest Payment Date, the accrued and unpaid Interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal
                 --------  -------
Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          Section 3.7  Deposit of Redemption Price.
                       ---------------------------

          On or before the close of business on the Business Day immediately preceding the Redemption Date, each of Hammond Empress, Hammond Leasing and any Additional Guarantors shall deposit with Empress U.S. Legal Tender in an amount equal to its Proportionate Share of the amount Empress is required to deposit with the Company pursuant to this Section 3.7 (subject to the joint and several obligations of each Guarantor with respect to such payments). No later than 12:00 noon, New York City time, on the Redemption Date, Empress shall irrevocably deposit with the Company, and the Company shall irrevocably deposit with the Paying Agent U.S. Legal Tender in an amount sufficient to pay the Redemption Price of, plus accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in
Section 5.1 hereof and the Securities.

          Section 3.8  Securities Redeemed in Part.
                       ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   SECURITY

          Section 4.1  Security Interest.
                       -----------------

               (a) In order to secure the Indenture Obligations, the Company and Empress have entered into the Guarantor Loan Agreement, Hammond Empress, Empress, the Collateral Agent and the Trustee have entered into the Hammond Empress Disbursement Agreement and Hammond Leasing, Empress, the Collateral Agent and the Trustee have entered into the Hammond Leasing Disbursement Agreement (collectively, the "Security Documents"). Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents as the Security Documents may be amended from time to time pursuant to the provisions thereof and hereof.

               (b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

               (c)  The provisions of TIA (S) 314(d), and the provisions of TIA
(S) 314(c) (3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety and to the same extent as if the Indenture were qualified under the TIA.

          Section 4.2  Recording; Opinions of Counsel.
                       ------------------------------

               (a) The Company and each of the Guarantors represent that they have caused or will promptly cause to be executed and delivered, filed and recorded and covenant that they will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and have done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to subject the Collateral to valid security interests and to perfect those security interests. Until all of the funds in the Hammond Empress Disbursement Account and the Hammond Leasing Disbursement Account have been disbursed in accordance with the terms of the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, respectively, the Company and each of the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Security Documents and herein.

               (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture and the Security Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Documents, any such amendment and all other instruments of further assurance are in appropriate form for filing and recording under the Uniform Commercial Code as then in effect in the State of Illinois (the "Illinois UCC"), and the security interest in favor of the Trustee in the Collateral will be perfected upon the filing and recording of such financing statements in the office of the Secretary of State of the State of Illinois, in compliance with Section 9-302 of the Illinois UCC evidenced by means of a signed letter in the form of Exhibit B
                                                                      ---------
to the Disbursement Agreements (assuming such letter is acknowledged and consented to by the Collateral Agent) and continuous possession of the Mirror Notes by the Trustee, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to maintain the validity of the security interests under the Security Documents and hereunder.

               (c) The Company shall furnish to the Trustee, on or prior to April 1 of each year (commencing on April 1, 1995) an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Security Documents, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the security interests under the Security Documents and hereunder in full force and effect and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (B) no such action is necessary to maintain the security interests in full force and effect. Notwithstanding the foregoing, the Company shall not be required to furnish an Opinion of Counsel to the Trustee if all of the funds in the Hammond Empress Disbursement Account and the Hammond Leasing Disbursement Account have been disbursed in accordance with the terms of the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, respectively.

          Section 4.3  Guarantor Loan Agreement and Collateral Accounts.
                       ------------------------------------------------

               (a) The Company and Empress shall enter into the Guarantor Loan Agreement pursuant to which the Company shall loan the net proceeds of the Securities to Empress and Empress shall establish and maintain with the collateral agent (the "Collateral Agent") (i) subject to the Hammond Empress Disbursement Agreement, the Hammond Empress Collateral Account and (ii) subject to the Hammond Leasing Disbursement Agreement, the Hammond Leasing Collateral Account. The Company and the Guarantors shall grant a valid, perfected and exclusive security interest in favor of the Trustee for the equal and ratable benefit of the Holders in the Collateral without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete performance and payment in full of Indenture Obligations. The funds deposited in the Hammond Empress Collateral Account and the Hammond Leasing Collateral Account may be disbursed from such account only for the purposes and in the manner provided for in the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, respectively. The funds held in such collateral accounts shall be released from the security interests granted to Holders pursuant to this Article IV upon disbursement of such funds in accordance with the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, respectively, and the Holders shall not have a security interest in the assets acquired or constructed with such funds. Upon a prepayment of any of the Mirror Notes pursuant to their respective terms, such Mirror Notes shall be released from the security interests granted to Holders pursuant to this Article IV to the extent of such prepayment.

               (b) The Collateral Agent shall hold and invest the Hammond Empress Note Proceeds in U.S. Legal Tender or Cash Equivalents pursuant to the Hammond Empress Disbursement Agreement. The Collateral Agent shall hold and invest the Hammond Leasing Note Proceeds in U.S. Legal Tender or Cash Equivalents pursuant to the Hammond Leasing Disbursement Agreement. Interest and other amounts earned on such funds shall be held in the respective collateral accounts as provided in the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, respectively.

          Section 4.4  Certain Releases of Collateral.
                       ------------------------------

          Subject to applicable law, the release of any collateral from the terms of the Security Documents or the release of, whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Security Documents in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the terms hereof, which are (i) the release of Collateral as a result of disbursements made pursuant to the Hammond Empress Disbursement Agreement or the Hammond Leasing Disbursement Agreement, as applicable, and (ii) the release of the security interest in the Mirror Notes upon and to the extent of any prepayments pursuant to the terms of such Mirror Notes. To the extent applicable, without limitation, the Company and each obligor on the Securities shall cause TIA (S) 314(d) relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by one officer prior to the qualification of the Indenture under the TIA and by two officers after such qualification, except in cases which TIA (S) 314(d) requires that such certificate or opinion be made by an independent person.

          Upon written request of the Company, subject to applicable law, and presentation to the Trustee and the Collateral Agent of an Officers' Certificate evidencing compliance with the Hammond Empress Disbursement Agreement and the Hammond Leasing Disbursement Agreement, as applicable, the Collateral Agent shall release funds (and the Trustee's Lien with respect thereto) in accordance with the terms of the respective disbursement agreements.

          Section 4.5  Payment of Expenses.
                       -------------------

          On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

          Section 4.6  Suits to Protect the Collateral.
                       -------------------------------

          Subject to Section 4.1 of this Indenture and to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or Proceeding.

          Section 4.7  Trustee's Duties.
                       ----------------

          The powers and duties conferred upon the Trustee by this Article IV are solely to protect the security interests created by the Security Documents in favor of the Trustee for the benefit of the Holders (the "Security Interests") and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company or the Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Security Interests in, or the Trustee's rights in or to, any of the Collateral.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Payment of Securities.
                       ---------------------

          The Company shall pay the principal of, and interest on, the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of, or interest on, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          Section 5.2  Maintenance of office or Agency.
                       -------------------------------

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in
              --------  -------
any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the Corporate Trust Office of the Trustee as such office.

          Section 5.3  Limitation on Restricted Payments.
                       ---------------------------------

          The Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, immediately prior to such proposed Restricted Payment or after giving effect to such proposed Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing; or (2) the Guarantor proposing to make such Restricted Payment (the "Payment Guarantor") would not be permitted to incur at least $1.00 of additional Indebtedness solely by virtue of the Combined Fixed Charge Coverage Ratio provision contained in clause (ii) of paragraph (a) of Section 5.11; or (3) the aggregate amount of all Restricted Payments made by such Payment Guarantor and its Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the amount by which the aggregate Adjusted Consolidated Net Income of such Payment Guarantor for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter that commenced after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation exceeds permitted distributions of Tax Amounts (in accordance with clause (v) of the next paragraph) for such Payment Guarantor for such period (or, in the event Adjusted Consolidated Net Income less permitted distributions of Tax Amounts for such period is a deficit, then minus 100% of such deficit) plus (b) the aggregate Net Cash Proceeds received by such Payment Guarantor as a capital contribution or from the sale of its Qualified Capital Stock (other than (i) to a Guarantor or Subsidiary of a Guarantor, including of such Payment Guarantor, or (ii) other than in connection with a Qualified Exchange) after the Issue Date; or (4) the aggregate amount of all Restricted Payments, including after giving pro forma effect to such proposed Restricted Payment, of all the Guarantors and their Subsidiaries from and after the Issue Date would exceed the sum of (a) 50% of the amount by which the Adjusted Combined Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter which commenced after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation exceeds permitted distributions of Tax Amounts (in accordance with clause (v) of the next paragraph) for all of the Guarantors for such period (or, in the event Adjusted Combined Net Income less permitted distributions of Tax Amounts for such period is a deficit, then minus 100% of such deficit) plus (b) the aggregate Net Cash Proceeds received by the Guarantors as a capital contribution or from the sale of their Qualified Capital Stock (other than (i) to a Guarantor or Subsidiary of a Guarantor; or (ii) in connection with a Qualified Exchange) after the Issue Date.

          The foregoing clauses (2), (3) and (4) of the immediately preceding paragraph, however, will not prohibit (p) as and when required pursuant to the terms of the Indenture, payments of principal of, premium, if any, and interest on, the Mirror Notes and Qualified Loans, in accordance with their respective terms; (q) any repayment of the Indebtedness described in subparagraphs (w) and
(y) of this paragraph; (r) distributions made pursuant to Permitted Proceed Uses; (s) the payment of any dividend within 60 days after the date of its declaration, if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; (t) a Qualified Exchange; (u) a Permitted Regulatory Redemption of Indebtedness (other than the Notes) or Capital Stock of such Payment Guarantor; (v) with respect to each tax year that a Guarantor qualifies as an S Corporation under the Code, or any similar provision of state or local law, distributions of Tax Amounts; provided however that prior to any distribution of Tax Amounts a knowledgeable and duly authorized officer of the Guarantor making such distribution certifies, and counsel reasonably acceptable to the Trustee opines, that such Guarantor qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distributions, the most recent audited financial statements of such Guarantor provide that such Guarantor was treated as an S Corporation for Federal income tax purposes for the period of such financial statements; (w) unsecured, subordinated loans by Empress to Hammond Empress or Hammond Leasing as and when necessary to fund interest payments on their respective Mirror Notes in an amount not to exceed $11 million, including up to $2 million of which can be used for working capital purposes; (x) Restricted Investments in the form of Qualified Loans to Additional Guarantors in an amount equal to the Net Retained Repurchase Amount (only to the extent that such amounts were not otherwise included in Combined Net Income or Consolidated Net Income of Empress); (y) any loan from Hammond Empress or Hammond Leasing to Empress, evidenced by an unsecured subordinated promissory note, provided that immediately prior to such proposed Restricted Investment and after giving effect to such proposed Restricted Investment, on a pro forma basis, the then outstanding aggregate principal amount of such loans by Hammond Empress or Hammond Leasing, as applicable, would not exceed the lesser of (i) 100% of the aggregate amount by which the Adjusted Consolidated Net Income of Hammond Empress or Hammond Leasing, as applicable, for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter that commenced after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation exceeds permitted distributions of Tax Amounts (in accordance with clause (v) of this paragraph) by Hammond Empress or Hammond Leasing, as applicable; and (ii) with respect to Hammond Empress, $33 million, or, with respect to Hammond Leasing, $25 million; and (z) any Restricted Investment by Empress in the form of Qualified Loans to Additional Guarantors, of which the source of funds is indebtedness incurred by Empress pursuant to the foregoing clause (y). The full amount of any Restricted Payment made pursuant to any of the foregoing clauses (s), (t), (u) and (y), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clauses (3) and (4) of the immediately preceding paragraph.

          Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Guarantor's filing of Internal Revenue Service Form 1120S for the applicable taxable year; and (ii) the last date such form is required to be filed (without regard to any extensions), provided that
                                                                 -------- ----
the stockholders of each Guarantor shall have entered into a binding agreement (the "Tax Reimbursement Agreement") with each Guarantor to reimburse the applicable Guarantor for certain positive differences between distributed Tax Amounts and the Reconciled Tax Amount, which difference must be paid at the time of such reconciliation. Any part of Tax Amounts not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

          The Company shall not, directly or indirectly, make any Restricted Payment to any party, other than to its parent Guarantors.

          Section 5.4  Corporate Existence.
                       -------------------

          Subject to Article VI, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and their Guarantors and each of their Subsidiaries; provided,
                                                                 --------
however, that neither the Company nor any of the Guarantors shall be required to
-------
preserve, with respect to itself, any right or franchise if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 5.5  Payment of Taxes and Other Claims.
                       ---------------------------------

          The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor or any of their Subsidiaries; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the
                                            --------  -------
Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          Section 5.6  Maintenance of Insurance.
                       ------------------------

          From and at all times after the Issue Date, the Company and each of the Guarantors shall have in effect customary insurance for business interruptions, comprehensive general liability and (as applicable) brown water coverage, and shall have completion, performance or similar bonds in place for all ongoing projects, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and the Guarantors taken as a whole.

          Section 5.7  Compliance Certificate; Notice of Default.
                       -----------------------------------------

               (a) The Company and each of the Guarantors shall deliver to the Trustee within 90 days after the end of their respective fiscal years an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of the activities of the Company and each of the Guarantors, respectively, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Guarantor was not in compliance with the provisions set forth in Sections 5.3, 5.11, 5.14, 5.16, 5.19 or 5.20 of this Indenture.

               (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          Section 5.8   Reports.
                        -------

          Whether or not the Company or any of the Guarantors is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if such person were subject to the requirements of Section 13 or

15(d) of the Exchange Act including, with respect to annual information only, a report thereon by certified independent public accountants as such would be so required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

          Section 5.9  Waiver of Stay, Extension or Usury Laws.
                       ---------------------------------------

          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.10 Limitation on Transactions with Affiliates.
                       ------------------------------------------

          None of the Guarantors shall be permitted, and none shall permit any of their Subsidiaries, on or after the Issue Date, to enter into any transaction, including any contract, arrangement, agreement, loan, advance, guarantee or understanding and including any series of related transactions, with or for the benefit of any Affiliate (an "Affiliate Transaction") except for transactions made in good faith the terms of which are fair and reasonable to such Guarantor or such Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by such Guarantor or such Subsidiary, as the case may be, in a comparable transaction made on an arms' length basis between unaffiliated parties, provided, that with respect to any
                                           --------
Affiliate Transaction (including any series of related Affiliate Transactions) involving consideration to either party in excess of (x) $2.0 million, a majority of the Board of Directors of such Guarantor approves such Affiliate Transaction, as evidenced by a Board Resolution, and (y) $10.0 million, such Guarantor or such Subsidiary, as the case may be, delivers to the Trustee and the Holders a written favorable opinion as to the fairness of such transaction to the Guarantor, from a financial point of view, from an independent investment banking firm of national reputation. Any transactions solely between or among the Company, Empress, Hammond Empress or Hammond Leasing or any Guarantors that are wholly owned Subsidiaries of such Guarantors shall not be deemed to be Affiliate Transactions for purposes of this Section 5.10.

          Section 5.11  Limitation on Incurrence of Additional Indebtedness and
                        -------------------------------------------------------
Disqualified Capital Stock.
--------------------------

          Except as set forth in any one of the paragraphs below, the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock on or after the Issue Date. Notwithstanding the foregoing:

          (a) If (i) no Default or Event of Default shall have occurred and be
              --
     continuing at the time of, or would occur after giving effect, on a pro forma basis, to such incurrence of such Indebtedness or Disqualified Capital Stock; and (ii) (A) in the case of senior Indebtedness, on the date of the incurrence of such Indebtedness (the "Incurrence Date"), the Combined Fixed Charge Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to the incurrence of such Indebtedness, would be at least 2.75 to 1 and, after giving effect, on a pro forma basis, to the incurrence of such Indebtedness, the aggregate amount of all senior Indebtedness of the Guarantors would not exceed 2.5 times Combined EBITDA; or (B) in the case of subordinated Indebtedness or Disqualified Capital Stock, on the Incurrence Date, the Combined Fixed Charge Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to such incurrence of such Indebtedness or Disqualified Capital Stock, would be at least 2.25 to 1 and the Indebtedness or Disqualified Capital Stock, as applicable, being incurred has an Average Life that is greater than the Average Life of the Notes and has a final maturity date (or final redemption date in the case of Disqualified Capital Stock) after the Stated Maturity of the Notes, then the Guarantors may
                                                    ----
     incur, in the case of (ii)(A), such senior Indebtedness or, in the case of
     (ii)(B), such subordinated Indebtedness or Disqualified Capital Stock;

          (b) The Guarantors may incur Indebtedness pursuant to (i) the Mirror Notes and the Guarantor Loan Agreement up to the amounts specified therein as of the date thereof; (ii) Qualified Inter-Guarantor Loans; (iii) Qualified Loans; and

     (iv) loans made pursuant to clauses (w) and (y) of the second paragraph of
     Section 5.3;

          (c) The Guarantors may incur Purchase Money Indebtedness, provided that the amount of such Indebtedness outstanding at any time pursuant to this paragraph (c) shall not, in the aggregate, exceed $7.5 million;

          (d) The Guarantors may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) and (c) of this covenant (so long as, in the case of Indebtedness used to refinance, replace or retire Indebtedness in clause
     (c), such Refinancing Indebtedness is non-recourse as to any assets other than the assets that secure such Indebtedness refinanced, replaced or retired);

          (e) The Guarantors may incur Permitted Indebtedness; and

          (f) The Guarantors may also incur Indebtedness in a principal amount outstanding at any time of up to $15 million in the aggregate.

          Notwithstanding the foregoing or anything herein to the contrary, the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur any Indebtedness in a principal amount outstanding at any time in excess of $75 million, which Indebtedness is secured by the Empress I or the Empress II.

          The Company shall not, directly or indirectly, incur any Indebtedness or any Disqualified Capital Stock, other than the Indebtedness evidenced by the Notes.

          Section 5.12 Limitation on Dividends and Other Payment Restrictions
                       ------------------------------------------------------
Affecting Subsidiaries.
----------------------

          None of the Guarantors shall, and none shall permit any of its respective Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions to, or to pay any obligation to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any of the Guarantors, except (a) restrictions imposed by the Notes, the Mirror Notes or the Indenture, or restrictions imposed by other senior Indebtedness which are substantially the same as (and apply only to the same persons and property as) such restrictions; (b) restrictions imposed by applicable Gaming Law; and (c) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset, or business acquired by a Guarantor or any of its Subsidiaries, which restrictions existed at the time of such acquisition, were not incurred in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired. Notwithstanding the foregoing, neither (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice; nor (b) Liens on assets securing permitted senior Indebtedness, shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such property or assets, as the case may be.

          Section 5.13  Limitation on Liens.
                        -------------------

          None of the Guarantors shall, and none shall permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, expect (a) Permitted Liens; (b) Liens incurred pursuant to Purchase Money Indebtedness incurred in accordance with the provisions of paragraph (c) of Section 5.11; (c) with respect to each Guarantor, Liens incurred pursuant to senior Indebtedness incurred in accordance with the provisions of clause (ii) (A) of paragraph (a) of Section 5.11; and (d) Liens incurred pursuant to Permitted FF& E Slot Machine Indebtedness.

          The Company shall not create, assume, or suffer to exist any Liens on any of its property or assets, except Liens created under the Indenture and the Notes.

          Section 5.14  Limitation on Sales of Assets and Subsidiary Stock;
                        --------------------------------------------------
Event of Loss.
-------------

               (a) The Guarantors shall not, and none shall permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise suffer to dispose of, directly or indirectly, any of its property, business or assets, including without limitation upon any sale or other transfer or issuance of any Capital Stock or other ownership interest of any Subsidiary of such Guarantor or any sale and leaseback transaction whether by such Guarantor or a Subsidiary of such Guarantor or through the issuance, sale or transfer of Capital Stock or other ownership interest by a Subsidiary (an "Asset Sale") that results in Net Cash Proceeds in excess of $5.0 million unless or that has a fair market value in excess of $5.0 million unless (i) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the repurchase of the Notes pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase Notes at a purchase price (the "Asset Sale Offer Price") of 101% of the principal amount of such Notes, plus accrued and unpaid interest to the date of payment;

or (b) within 180 days of such Asset Sale, the Net Cash Proceeds therefrom are invested in assets and property that are part of a Related Business of a continuing Guarantor; (2) at least 75% of the consideration for such conveyance, sale, lease, transfer or other disposition or issuance consists of (i) U.S. Legal Tender; or (ii) Cash Equivalents; or (iii) the securities of a company with a market capitalization in excess of $500 million, which securities are traded on a national securities exchange and are of a class and series of securities with a minimum public float of $100 million; or (iv) liabilities assumed (other than subordinated Indebtedness) by the transferee; or (v) property that promptly (and in no event more than 10 days) after such Asset Sale is converted into U.S. Legal Tender; (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and (4) the Board of Directors of the applicable Guarantor determines in good faith that such Guarantor or such Subsidiary, as applicable, receives fair market value for such Asset Sale, as evidence by an Officers' Certificate delivered to the Trustee.

          Notwithstanding the foregoing provisions of the prior paragraph, an Asset Sale shall not be deemed to have occurred if:

               (i) the Guarantors in the ordinary course of business and consistent with past practice, convey, sell, lease, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

               (ii) Hammond Leasing leases the Empress III to Hammond Empress, or if Hammond Empress, or if Hammond Empress fails to commence gaming operations, leases the Empress III to a third party;

               (iii) Hammond Leasing merges or consolidates into Hammond
     Empress;

               (iv) the Guarantors convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions of
     Article VI; or

               (v) a Sale of a Guarantor is made in accordance with the provisions of Section 5.20.

          The Company and the Guarantors shall accumulate all Net Cash Proceeds from Asset Sales (including any cash as and when received from the proceeds of any property which itself was acquired in consideration of an Asset Sale) and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted, and within the time period provided, by

Section 5.14 (a) (1) (b) shall be referred to as the "Accumulated Amount."

               (b) For the purposes of this Section 5.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $10.0 million. Not later than 10 Business Days after each Minimum Accumulation Date the Company (or the Trustee, upon the request and at the expense of the Company) shall commence an Asset Sale Offer to purchase, on a pro rata basis, for U.S. Legal Tender,
                                      --- ----
Securities in an aggregate principal amount equal to the Accumulated Amount divided by the Asset Sale Offer Price (the "Asset Sale Offer Amount") by sending written notice by first-class mail to each Holder at its registered address, with a copy to the Trustee, of the commencement of such Asset Sale Offer. The Company shall use its best efforts to provide the Trustee with notice of the Asset Sale Offer at least 5 Business Days before the commencement of any Asset Sale Offer. An Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is expressly required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period (the "Asset Sale Put Date"), Holders electing to have a Security (or portion thereof) purchased pursuant to an Asset Sale Offer must surrender their Security as set forth in Section 5.14 (b) (5) below. On the third Business Day following the Asset Sale Put Date (the "Asset Sale Purchase Date"), the Asset Sale Offer shall be consummated.

          The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer and shall state:

                    (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 5.14;

                    (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Asset Sale Put Date, and the Asset Sale Purchase Date;

                    (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                    (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent, as provided pursuant to the last paragraph of this Section 5.14 (b), in an amount sufficient to purchase the principal amount of, any pay accrued and unpaid interest on, Securities to be acquired pursu-ant to the Asset Sale Offer, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (5) That Holders electing to have a Security, or any portion thereof, purchased pursuant to an Asset Sale Offer, will be required to surrender their Security, together with the properly completed form entitled "Option of Holder to Elect Purchase" (located on the reverse of the Security), to the Paying Agent at the address specified in the notice on or prior to the close of business on the Asset Sale Put Date;

               (6) that Holders will be entitled to withdraw their elections to have Securities purchased pursuant to the Asset Sale Offer, in whole or in part, if the Paying Agent receives, on or prior to the close of business on the Asset Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the securities such Holder is withdrawing and a statement that such Holder is withdrawing its election to have such principal amount of Securities purchased pursuant to the Asset Sale Offer;

               (7) that if Securities in a principal amount in excess of the Asset Sale Offer Amount are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustment as may be deemed
                         --- ----
appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) That Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

               (9) if the Asset Sale Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Asset Sale Offer; and

               (10) a brief description of the circumstances and relevant facts regarding such Asset Sales.

          Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          No later than 12:00 noon New York City time on an Asset Sale Purchase Date, the Company (i) shall accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if
                                                         --- ----
required pursuant to paragraph (7) above) and (ii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. No later than 12:00 noon New York City time on an Asset Sale Purchase Date, Empress shall irrevocably deposit with the Company and the Company shall irrevocably deposit with the Paying Agent U.S. Legal Tender in an amount sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, all Securities or portions thereof so accepted. In the event an Asset Sale Offer pursuant to this
Section 5.14 is commenced, in whole or in part, as a result of one or more Asset Sales by any Guarantor other than Empress, each such Guarantor shall, on or prior to the close of business on the Business Day immediately preceding the Asset Sale Purchase Date, pay to Empress U.S. Legal Tender in an amount equal to the product of (A) the amount Empress is required to deposit with the Company pursuant to this paragraph and (B) a fraction, the numerator of which is the Net Cash Proceeds received by a Guarantor from such Guarantor's Asset Sale and the denominator of which is the Accumulated Amount applicable to such Asset Sale Offer, subject to the joint and several obligations of each Guarantor with respect to such payments. Empress' payment to the Company pursuant to this paragraph shall represent a pre-payment of principal of, premium, if any, and interest on, the Mirror Note of Empress in an amount equal to the amount paid by Empress to the Company. Any payment made by any Guarantor Empress pursuant to this paragraph shall represent a prepayment of principal of, premium, if any, and interest on, the Mirror Note of such Guarantor in an amount equal to such amount paid to Empress. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price (plus accrued and unpaid interest) for such Securities, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company (or the Trustee, upon the request and at the expense of the Company) shall notify the Holders of the results of the Asset Sale Offer promptly after the Asset Sale Purchase Date.

          (c) If the amount required to acquire all Securities tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") is less than the Accumulated Amount, the excess of the Accumulated Amount over the Acceptance Amount may be used by the applicable Guarantor or Guarantors, as the case may be, for general corporate purposes without regard to the restrictions set forth in this Section 5.14, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Section 5.14, the Accumulated Amount (but only to the extent offered to the Holders pursuant to the terms of this Section 5.14) as of the Minimum Accumulation Date shall be reduced to zero and accumulations thereof shall be deemed to recommence from the day next following such Minimum Accumulation Date.

          (d) Upon an Event of Loss relating to property with a fair market value in excess of $5 million, the Guarantors shall make an Asset Sale Offer to repurchase at the Asset Sale Offer Price, plus accrued and unpaid interest, that principal amount of Notes equal to the Net Cash Proceeds of such Event of Loss (the "Event of Loss Amount") within 210 days thereafter, unless the Asset Sale Amount related to such Event of Loss is invested, within 180 days after such Event of Loss, in assets and property directly related to a Related Business of a continuing Guarantor. Notwithstanding the foregoing, the applicable Guarantor may first retire senior Indebtedness secured by the property subject to the Event of Loss, if and to the extent required by the terms of such senior Indebtedness and all amounts so expended shall reduce the Asset Sale Offer Amount upon such an Event of Loss.

          Section 5.15  Limitation on Use of Proceeds.
                        -----------------------------

          On the Issue Date, the Company shall loan the net proceeds of the offering of the Securities to Empress pursuant to the Guarantor Loan Agreement. Empress shall use the loan from the Company only for Permitted Proceeds Uses.

          Section 5.16  Construction and Licensure.
                        --------------------------

               (a) The Guarantors shall cause construction of the Empress III and the Hammond Facility and the expansion and refurbishment of the Joliet Facility to be prosecuted with diligence in a good and workmanlike manner in accordance with the Plans. The Company shall be required to make an irrevocable, unconditional offer (except as set forth in Section 5.16 (b)) to all Holders to repurchase, for U.S. Legal Tender (a "Casino Purchase Offer") on a pro rata basis, at a purchase price (the "Casino Offer Price") of 101% of the principal amount of the Notes, plus accrued and unpaid interest to the purchase date, (i) $33 million of the principal amount of Notes (the "Casino Offer Amount") (a) within 10 Business Days of a final determination (without regard to any administrative appeals or judicial review) by the applicable Governmental Authority with jurisdiction over such matters that Hammond Empress or Hammond Leasing will not receive the necessary Gaming Licenses to operate riverboat gaming activities at the Hammond Facility; (b) on September 1, 1995, if the Final Completion Date has not occurred on or prior to such date and for the immediately preceding two fiscal quarters, the Combined Fixed Charge Coverage Ratio is less than 3.5 to 1; (c) on March 1, 1996, if the Final Completion Date has not occurred on or prior to such date; (d) within 10 Business Days of (A) any revocation of any of Hammond Empress' or Hammond Leasing's Gaming Licenses to conduct gaming activities; (B) the prohibition by any Governmental Authority with jurisdiction as to such matters of gaming activities at the location of the Hammond Facility, which prohibition has not been rescinded or otherwise terminated within 90 days thereafter; or (C) a determination by Hammond Empress to cease its efforts to obtain a Gaming License to conduct gaming activities in Hammond or to open the Hammond Facility; and (ii) an additional $25 million principal amount of Notes (the "Vessel Offer Amount") on March 1, 1996, if, the Final Completion Date has not occurred on or prior to such date and, for the immediately preceding two fiscal quarters, the Combined Fixed Charge Coverage Ratio is less than 3.5 to 1.

          (b) In the event that, pursuant to this Section 5.16, the Company shall be required to commence a Casino Purchase Offer, the Company (or the Trustee, upon the request and at the expense of the Company shall commence a Casino Purchase Offer by sending written notice by first-class mail to each Holder at its registered address, with a copy to the Trustee, of the commencement of such Casino Purchase Offer. The Company shall use its best efforts to provide the Trustee with notice of the Casino Purchase Offer at least 5 Business Days before the commencement of any Casino Purchase Offer. A Casino Purchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Casino Offer Period"). On or before the expiration of the Casino Offer Period (the "Casino Offer Put Date") (unless with respect to the matters referred to in clauses ((i) (a) and (i) (d) of Section 5.16 (a) above, the event(s) that gave rise to the Company's obligation to make the Casino Purchase Offer have all been cured as of the expiration of the Casino Purchase Offer have all been cured as of the expiration of the Casino Offer Period), Holders electing to have a Security (or portion thereof) purchased pursuant to a Casino Purchase Offer must surrender their Security as set forth in Section 5.16
(b) (5) below. On the third Business Day following the Casino Offer Put Date (the "Casino Offer Payment Date"), the Company shall apply the Casino Offer Amount or the Vessel Offer Amount, as the case may be (plus, in each case, accrued and unpaid interest) to all Securities tendered on a pro rata basis if the Casino Offer Amount or the Vessel Offer Amount (or, if applicable, the combined amounts thereof), as the case may be, is insufficient to purchase all Securities so tendered or, if less than the applicable Casino Offer Amount or Vessel Offer Amount, as the case may be, has been tendered, shall purchase all of the Securities tendered in response to the Casino Purchase Offer.

          The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Casino Purchase Offer. The notice (to the extent consistent with this Indenture) shall govern the terms of the Casino Purchase Offer and shall state:

               (1) that the Casino Purchase Offer is being made pursuant to such notice and this Section 5.16;

               (2) the Casino Offer Amount and the Vessel Offer Amount, as applicable, the Casino Offer Price (including the amount of accrued and unpaid interest), the Casino Offer Put Date and the Casino Offer Payment Date;

               (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

               (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent, as provided pursuant to the last paragraph of this Section 5.16(b), in an amount sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, Securities to be acquired pursuant to the Casino Purchase Offer, any Security or portion thereof accepted for payment pursuant to the Casino Purchase Offer shall cease to accrue interest after the Casino Offer Payment Date;

               (5) that Holder electing to have a Security, or any portion thereof, purchased pursuant to any Casino Purchase Offer will be required to surrender the Security, together with the properly completed form entitled "Option of Securityholder to Elect Purchase" (located on the reverse of the Security) to the Paying Agent at the address specified in the notice on or prior to the close of business on the Casino Offer Put Date;

               (6) that Holders will be entitled to withdraw their elections to have Securities purchased pursuant to the Casino Purchase Offer, in whole or in part, if the Paying Agent receives, on or prior to the close of business on the Casino Offer Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing its election to have such principal amount of Securities purchased pursuant to the Casino Purchase Offer;

               (7) that, if Securities in a principal amount in excess of the Casino Offer Amount or Vessel Offer Amount (or, if applicable, the combined amounts thereof), as the case may be, are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such
                                            --- ----
     adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be acquired);

               (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

               (9) if the Casino Offer Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Casino Purchase Offer; and

               (10) a brief description of the circumstances and relevant facts regarding such Casino Purchase Offer.

          Any such Casino Purchase Offer shall comply with all applicable provisions of Federal and state laws, including those, regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          No later than 12:00 noon New York City time on the Casino Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Casino Purchase Offer (on a pro rata basis if
                                                             --- ----
required pursuant to paragraph (7) above) and (ii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. No later than 12:00 noon New York City time on the Casino Offer Payment Date, Empress shall irrevocably deposit with the Company and the Company shall irrevocably deposit with the Paying Agent U.S. Legal Tender in an amount sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, all Securities or portions thereof so accepted. On or prior to the close of business on the Business Day immediately preceding the Casino Offer Payment Date, each of Hammond Empress and Hammond Leasing shall pay to Empress U.S. Legal Tender in an amount equal to the Casino Offer Amount and the Vessel Offer Amount (or, if applicable, the combined amounts thereof), respectively, subject to the joint and several obligations of each Guarantor with respect to such payments. Empress' payment to the Company pursuant to this paragraph shall represent a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Empress in an amount equal to the amount paid to the Note of Empress in an amount equal to the amount paid to the Company. Any payment made by Hammond Empress and Hammond Leasing, respectively, to Empress pursuant to this paragraph shall represent, in each case, a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Hammond Empress and Hammond Leasing, as applicable, in an amount equal to such amount paid to Empress. The Paying Agent shall promptly mail or deliver to each Holder of Securities so accepted, payment in an amount equal to the Casino Offer Price, plus accrued and unpaid interest, for such Securities, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent to the Holder thereof. The Company (or the Trustee, upon the request and at the expense of the Company) shall notify the Holders of the results of the Casino Purchase Offer promptly after the Casino Offer Payment Date.

          (c) If the amount required to acquire all Securities tendered by Holders pursuant to the Casino Purchase Offer (the "Acceptance Amount") shall be less than the Casino Offer Amount or the Vessel Offer amount (or, if applicable, the combined amounts thereof), the excess of such amount over the Acceptance Amount may be used by the applicable Guarantor or Guarantors, as the case may be, for general corporate purposes without regard to the restrictions set forth in this Section 5.16, unless otherwise restricted by the other provisions of this Indenture.

          Section 5.17  Limitation on Lines of Business.
                        -------------------------------

          None of the Guarantors and their respective Subsidiaries shall directly or indirectly and the Parent Guarantor shall not directly engage, to any substantial extent, in any line or lines of business activity other than in a Related Business.

          Section 5.18  Limitation on Status as Investment Company.
                        ------------------------------------------

          None of the Company, the Guarantors and their respective Subsidiaries shall become "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          Section 5.19  Limitation on Sales and Issuances of Capital Stock by
                        -----------------------------------------------------
Subsidiaries.
------------

          No Subsidiary of a Guarantor shall issue or sell, other than to such Guarantor, any shares of its Capital Stock to any person ( other than common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, which shares of common stock constitute in the aggregate less than 20% of the voting interest and less than 20% of the economic interest of such Subsidiary).

          Section 5.20  Limitation on Sale of a Guarantor.
                        ---------------------------------

               (a) Upon a Sale of a Guarantor: (i) the applicable Guarantor shall pay to Empress the Guarantor Sale Repurchase Amount relating to such Guarantor; and (ii) the Company shall make an irrevocable, unconditional offer (the "Guarantor Sale Offer" ) to purchase for U.S. Legal Tender the principal amount of Notes equal to the Guarantor Sale Repurchase Amount at a purchase price (the "Guarantor Sale Purchase Price") of 101% thereof, plus accrued and unpaid interest to the date of payment.

               (b) In the event that, pursuant to this Section 5.20, the Company shall be required to commence a Guarantor Sale Offer, the Company (or the Trustee, upon the request and at the expense of the Company) shall, within 10 Business Days following a Sale of a Guarantor, commence a Guarantor sale Offer by sending written notice by first-class mail to each Holder at its registered address, with a copy to the Trustee, of the commencement of such Guarantor Sale Offer. The Company shall use its best efforts to provide the Trustee with notice of the Guarantor Sale Offer at least 5 Business Days before the commencement of any Guarantor Sale Offer. A guarantor Sale Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Guarantor Sale Offer Period"). On or prior to the date of the expiration of the Guarantor Sale Offer Period (the "Guarantor Sale Put Date"), Holders electing to have a Security (or portion thereof) purchased pursuant to a Guarantor Sale Offer must surrender their Security as set forth in Section 5.20 (b) (5) below. On the third Business Day following the Guarantor Sale Put Date (the "Guarantor Sale Payment Date"), the Company shall apply the Guarantor Sale Repurchase Amount (plus accrued and unpaid interest) to all Securities tendered on a pro rata basis if the principal amount of Securities tendered exceeds the Guarantor Sale Repurchase Amount or, if less than the Guarantor Sale Repurchase Amount has been tendered, shall purchase all the Securities tendered in response to the Guarantor Sale Offer.

          The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Guarantor Sale Offer. The notice (to the extent consistent with this Indenture) shall govern the terms of the Guarantor Sale Offer and shall state:

          (1) that the Guarantor Sale Offer is being made pursuant to such notice and this Section 5.20;

          (2) the Guarantor Sale Repurchase Amount, the Guarantor Sale Purchase Price (including the amount of accrued and unpaid interest), the Guarantor Sale Put Date and the Guarantor Sale Payment Date;

          (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent, as provided pursuant to the last paragraph of this
Section 5.20(b), in an amount sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, Securities to be acquired pursuant to the Guarantor Sale Offer, any Security or portion thereof accepted for payment pursuant to the Guarantor Sale Offer shall cease to accrue interest after the Guarantor Sale Payment Date;

          (5) that Holders electing to have a Security, or any portion thereof, purchased pursuant to a Guarantor Sale Offer will be required to surrender the Security, together with the properly completed form entitled "Option of Holder to Elect Purchase" (located on the reverse of the Security), to the Paying Agent at the address specified in the notice on or prior to the close of business on the Guarantor Sale Put Date;

          (6) that Holders will be entitled to withdraw their elections to have Securities purchased pursuant to the Guarantor Sale Offer, in whole or in part, if the Paying Agent receives, on or prior to the close of business on the Guarantor Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased pursuant to the Guarantor Sale Offer;

          (7) that if Securities in a principal amount in excess of the Guarantor Sale Repurchase Amount are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (9) if the Guarantor Sale Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Guarantor Sale Offer; and

          (10) a brief description of the circumstances and relevant facts regarding such a Sale of a Guarantor.

          Any such Guarantor Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          No later than 12:00 noon, New York City Time, on a Guarantor Sale Payment Date, the Company (i) shall accept for payment Securities or portions thereof properly tendered pursuant to the Guarantor Sale Offer (on a pro rata
                                                                     --- ----
basis if required pursuant to paragraph (7) above) and (ii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portion thereof being purchased by the Company. No later than 12:00 noon, New York City Time, on a Guarantor Sale Payment Date, Empress shall irrevocably deposit with the Company and the Company shall irrevocably deposit with the Paying Agent U.S. Legal Tender sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, all Securities so accepted; and on or prior to the close of business of the Business Day immediately preceding the Guarantor Sale Payment Date, Hammond Empress, Hammond Leasing or an Additional Guarantor, as applicable, shall pay to Empress U.S. Legal Tender in an amount equal to the Guarantor Sale Repurchase Amount, subject to the joint and several obligations of each Guarantor with respect to such payments. Empress' payment to the Company pursuant to this paragraph shall represent a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Empress in an amount equal to the amount paid to the Company. Any payment made by Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, to Empress pursuant to this paragraph shall represent, in each case, a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Hammond Empress, Hammond Leasing and such Additional Guarantor, as applicable, in an amount equal to such amount paid to Empress. The Paying Agent shall promptly mail or deliver to each Holder of Securities so accepted, payment in an amount equal to the Guarantor Sale Offer Price, plus accrued and unpaid interest, for such Securities, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to an unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent to the Holder thereof. The Company (or the Trustee, upon the request and at the expense of the Company) shall notify the Holders of the results of the Guarantor Sale Offer promptly after the Guarantor Sale Payment Date.

               (c) Any amounts paid by Hammond Empress, Hammond Leasing or an Additional Guarantor to Empress pursuant to a Sale of a Guarantor in excess of such Guarantor's Mirror Notes outstanding immediately prior to such Sale of a Guarantor shall be treated as a loan to Empress and be evidenced by a note which note must (i) be unsecured; (ii) be subordinated in all respects to Empress' Guarantee of the Notes; (iii) have a final maturity date after the Stated Maturity of the Notes; and (iv) have no payment of principal (or cash payment of interest), other than an amount for each year equal to the product of (a) the Tax Percentage; and (b) the lesser of (i) the amount that would be imputed to the Guarantor or its stockholders for Federal income tax purposes as interest income under such note for such year; or (ii) the amount of interest accrued under such note for such year) due (whether scheduled or optional at either Empress' or the holder's option on) or prior to the Stated Maturity of the Notes.

          (d) If the amount required to acquire all Securities tendered by Holders pursuant to the Guarantor Sale Offer (the "Acceptance Amount") shall be less than the Guarantor Sale Repurchase Amount, the excess of the Guarantor Sale Repurchase Amount over the Acceptance Amount may be used by Empress for general corporate purposes without regard to the restrictions set forth in this Section 5.20, unless otherwise restricted by the other provisions of this Indenture.

          Upon payment by the Company of the Guarantor Sale Repurchase Amount and consummation of the Guarantor Sale Offer as provided pursuant to this
Section 5.2, Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, shall be released from its obligations as a Guarantor of the Securities, as set forth in Section 13.5 hereof.

          Section 5.21  Ownership of the Company.  Notwithstanding any other
                        ------------------------
provisions in this Indenture to the contrary, Empress, or Empress and one or more of the other Guarantors, shall at all times own 100% of the Capital Stock and any other equity interests of the Company.

          Section 5.22  Future Guarantors.  Each Guarantor shall cause each of
                        -----------------
its respective Subsidiaries (and the Parent Guarantor and any Additional Guarantors) created or acquired after the Issue Date to enter into a supplemental indenture for the purpose of jointly and severally guaranteeing, on a senior basis, the Company's obligation to pay principal, premium and interest on the Securities on terms identical to those contained in Article XIII hereof.

                                  ARTICLE VI

                             SUCCESSOR CORPORATION

          Section 6.1  Limitation on Merger, Sale or Consolidation.
                       -------------------------------------------

          Neither the Company nor Empress shall consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless:

          (1) either (a) the Company or Empress, as the case may be, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company or Empress, as the case may be, in connection with the Notes and the Indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;
                                     --- -----

          (3) immediately after giving effect to such transaction, on a pro
                                                                        ---
forma basis, the Consolidation Net Worth of the consolidated, surviving or
-----
transferee entity is at least equal to the Consolidated Net Worth of the Company or Empress, as the case may be, immediately prior to such transaction;

          (4) immediately after giving effect to such transaction, on a pro
                                                                        ---
forma basis, the surviving or transferee entity would immediately thereafter be
-----
permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 5.11;

          (5) such transaction will not result in the loss of any Gaming License; and

          (6) the Company or such Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, assignment, or transfer and such supplemental indenture complies with this
Article VI and that all conditions precedent herein provided relating to such transaction have been satisfied.

          For purposes of this Section 6.1, the Combined Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect, on a
                               --- -----
pro forma basis, to the transaction and any related incurrence of Indebtedness
--- -----
or Disqualified

Capital Stock) for the four fiscal quarters which ended immediately preceding such transaction.

          Section 6.2  Successor Corporation Substituted.
                       ---------------------------------
          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or Empress in accordance with
Section 6.1, the successor corporation formed by such consolidation or into which the Company or Empress, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Empress, as the case may be, under the Indenture and the Notes with the same effect as if such successor corporation had been named therein as the Company or Empress, as the case may be, and the Company or Empress, as applicable, shall be released from its obligations under the Indenture and the Notes, except as to any obligations that arise from or as a result of such transaction.

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

          Section 7.1  Events of Default
                       ------------------

               (a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure by the Company or any Guarantor to pay any installment of interest on the Notes or any of the Mirror Notes, as applicable, as and when due and payable and the continuance of any such failure for 30 days;

          (2) the failure by the Company to pay all or any part of the principal of, premium, if any, on the Notes, when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay any Offer to Purchase Price, or otherwise, or the failure by any Guarantor to pay or prepay any of the Mirror Notes in an amount sufficient to enable the Company to make any such payment;

          (3) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes, the Mirror Notes, the Indenture or the Guarantor Loan Agreement, as applicable, and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the

Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company, any of the Guarantors or any of their Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company, such Guarantors or any of their Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, such Guarantors or any of their Subsidiaries, or of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (5) the Company, any of the Guarantors or any of their Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, (i) with respect to Empress only, become insolvent, or (ii) fail generally to pay its debts as they become due.

          (6) a default in the payment of principal of, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness of the Company, any of the Guarantors or any of their respective Subsidiaries with an aggregate principal amount in excess of $5,000,000;

          (7) final unsatisfied judgments no longer subject to appeal not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company, any of the Guarantors or any of their respective Subsidiaries and not stayed, bonded or discharged within 60 days; and

          (8) the loss for 90 days of the legal right to conduct gaming operations at any Casino.

               (b) If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, however, that Empress shall have the right to cure
                 --------
any Default and thereupon such Default shall be deemed never to have occurred, including any payment default (but excluding any default pursuant to Section 7.1(a)(4), (5) or (8)) by the Company or any other Guarantor; and provided
                                                                  --------
further, that with respect to any optional redemption or Required Regulatory
-------
Redemption pursuant to Article III or any Offer to Purchase or the payment of principal of, premium, if any, or interest on, the Notes and/or the Mirror Notes on any Payment Date, the failure by a Guarantor (other than Empress) to deposit funds (including the payment of interest) as required by this Indenture shall not constitute a Default so long as Empress has deposited U.S. Legal Tender with the Company in an amount sufficient to enable the Company to purchase the principal amount of, and pay accrued and unpaid interest on, Securities to be acquired as required pursuant to the terms of this Indenture.

          Section 7.2  Acceleration of Maturity Date; Rescission and Annulment.
                       -------------------------------------------------------

               (a) If an Event of Default (other than an Event of Default specified in Sections 7.1(a)(4) or (5)) occurs and is continuing relating to the Company, any Guarantor or any of their Subsidiaries, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less then 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of, premium, if any, and accrued and unpaid interest on, the Securities, determined as set forth below to be due and payable immediately. If an Event of Default specified in Sections 7.1(a)(4) or (5) occurs, all principal of, premium, if any, and accrued and unpaid interest on, the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

               (b) At any time before or after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VII, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any Default or an Event of Default if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all overdue interest on all Securities,

                    (B) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

Notwithstanding the previous sentence of this Section 7.2, no waiver shall be effective for any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          Section 7.3  Collection of Indebtedness and Suits for Enforcement by
                       -------------------------------------------------------
Trustee.
-------

          The Company covenants that if an Event of Default in payment of principal of, premium, if any, or interest on, the Notes as specified in Section 7.1(a)(1) and (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest on, the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial Proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 7.4  Trustee May File Proofs of Claim.
                       --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

               (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 7.5  Trustee May Enforce Claims Without Possession of
                       ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 7.6  Priorities.
                       ----------

          Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal of, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:   To the Trustee in payment of all amounts due pursuant to
Section 8.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and accrued and unpaid interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable for principal of, premium, if any, and interest on, such Securities, respectively; and

          THIRD:   To whomsoever may be lawfully entitled thereto, the
remainder, if any.

          Section 7.7  Limitation on Suits.
                       -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                         (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                         (B)  the Holders of not less than 25% of the
          aggregate principal amount of the then outstanding
          Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                         (C)  such Holder or Holders have offered to
          the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                         (D)  the Trustee for 60 days after its
          receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                         (E)  no direction inconsistent with such
          written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          Section 7.8  Unconditional Right of Holders to Receive Principal,
                       ---------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is abso-lute and unconditional, to receive payment of the principal of, premium, if any, and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Offer Price, on the applicable Change of Control Payment Date, in the case of the Guarantor Sale Purchase Price, on the applicable Guarantor Sale Payment Date, in the case of the Asset Sale Offer Price, on the Asset Sale Purchase Date and, in the case of a Casino Purchase Offer, on the applicable Casino Offer Payment
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 7.9  Rights and Remedies Cumulative.
                       ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.10 Delay or Omission Not Waiver.
                       ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 7.11 Control by Holders.
                       ------------------

          The Holder or Holders of a majority of the aggregate principal amount of the then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided,
                                                                     --------
that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 7.12 Waiver of  Past Default.
                       -----------------------

          Subject to Section 7.8, the Holder or Holders of not less than a majority of the aggregate principal amount of the then outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

                         (A)  in the payment of the principal of,
          premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section 7.1(a), or

                         (B)  in respect of a covenant or provision
          hereof which, under, Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair the exercise of any right arising therefrom.

          Section 7.13 Undertaking for Costs.
                       ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, or accrued and unpaid interest on, any Security on or after the Maturity Date of such Security.

          Section 7.14 Restoration of Rights and Remedies.
                       ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE VIII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          Section 8.1  Duties of Trustee.
                       -----------------

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
Section 8.1.

          (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

          (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 8.2    Rights of Trustee.
                         -----------------

          Subject to Section 8.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(a)(1), 7.1(a)(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          Section 8.3    Individual Rights of Trustee.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

          Section 8.4    Trustee's Disclaimer.
                         --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities following the release of such proceeds in accordance with the terms of this Indenture, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          Section 8.5    Notice of Default.
                         -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security (including the payment of the Change of Control Offer Price on the Change of Control Payment Date, the Redemption Price on the Redemption Date, the Asset Sale Offer Price on the Asset Sale Purchase Date, the Casino Offer Price on the Casino Offer Payment Date and the Guarantor Sale Purchase Price on the Guarantor Sale Payment Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          Section 8.6    Reports by Trustee to Holders.
                         -----------------------------

          If required by law, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). If required by law, the Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          Section 8.7    Compensation and Indemnity.
                         --------------------------

          The Company shall pay (or the Guarantors shall cause to be paid) to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse (or the Guarantors shall cause to be reimbursed) the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided,
                                                                    --------
that the Company and the Guarantors will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without its written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

          When the Trustee incurs expenses or renders services after a Default or Event of Default specified in Section 7.1(a)(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          Section 8.8    Replacement of Trustee.
                         ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority of the principal amount of the then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 8.1(e) or 8.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the, Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority of the principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% of the principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

          Section 8.9    Successor Trustee by Merger, Etc.
                         --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          Section 8.10   Eligibility; Disqualification.
                         -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1) and TIA (S) 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          Section 8.11   Preferential Collection of Claims against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                  ARTICLE IX

                          SATISFACTION AND DISCHARGE;
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 9.1    Option to Effect Legal Defeasance or Covenant
                         ---------------------------------------------
Defeasance.
----------

          The Company may, at its option at any time within the final year of the Stated Maturity of the Securities, elect to have Section 9.2 or, at any time, Section 9.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

          Section 9.2    Legal Defeasance and Discharge
                         ------------------------------

          Upon the Company's exercise under Section 9.1 of its option applicable to this Section 9.2, the Company shall be deemed to have paid and discharged its obligations and the Indenture shall cease to be of further effect with respect to all outstanding Securities and the Guarantees from and after the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Section 9.2 relating to Legal Defeasance. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Securities.

          Section 9.3    Covenant Defeasance. Upon the Company's exercise of its
                         -------------------
option under Section 9.1 applicable to this Section 9.3, the Company, all Guarantors and the Parent Guarantor, if any, shall be released from their respective obligations under the covenants contained in Sections 5.3, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21 and
5.22 and Articles VI and XII with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant
Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise of its option applicable to this Section 9.3, Sections 7.1(a)(3), 7.1(a)(6) and 7.1(a)(8) shall not constitute Events of Default.

          Section 9.4    Conditions to Legal Defeasance and Covenant Defeasance.
                         ------------------------------------------------------

          The following shall be the conditions to the application of either
Section 9.2 or 9.3 to the outstanding Securities:

               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of
Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) U.S. Legal Tender in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on, the outstanding Securities on the Stated Maturity date for payment thereof or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on such Securities; provided that the Trustee shall have been irrevocably
                 --------
instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.

               (b) In the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by the Internal Revenue Service a ruling, or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) In the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purpos-es as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 7.1(a)(4) or 7.1(a)(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, the Parent Guarantor or any of their Subsidiaries is a party or by which any of them is bound;

               (f) In the case of an election under Section 9.2 or 9.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under such Section was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for or relating to either the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated by this
Section 9.4.

          Section 9.5    Deposited U.S. Legal Tender and U.S. Government
                         -----------------------------------------------
Obligations to be Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------------------------

          Subject to Section 9.7, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5 the "Trustee,") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, premium, if any, and interest on, the Securities but such money need not be segregated from other funds except to the extent required by law.

          The Company, the Guarantors and the Parent Guarantor, jointly and severally, agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 9.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 9.6    Application of Trust Assets.
                         ----------------------------

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 9.4. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the Securities, to the payment of principal of, and interest on, the Securities.

          Section 9.7    Repayment to the Company.
                         ------------------------

          Upon termination of the trust established pursuant to Section 9.4, by payment of the trust property to the Holders, the Trustee and the Paying Agent shall promptly pay to the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them.

          The Trustee and the Paying Agent shall promptly pay to the Company, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 9.4, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have been become due; provided, however, that the Trustee or such Paying Agent,
                 --------  -------
before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

          Section 9.8    Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3; provided, however, that if the Company or a
                                    --------  -------
Guarantor has made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

          Section 9.9    Termination of Obligations upon Cancellation of the
                         ---------------------------------------------------
Securities.
----------

          In addition to the Company's rights under Section 9.1 the Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 9.3) when:

          (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

          (2) the Company or a Guarantor has paid or caused to be paid all sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company or any of its Subsidiaries), each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the satisfaction and discharge contemplated by this
Section 9.9 have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their property is bound.

                                   ARTICLE X

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 10.1   Supplemental Indentures Without Consent of Holders.
                         --------------------------------------------------

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the Trustee an Opinion of
        --------
Counsel stating that such change does not adversely affect the rights of any Holder;

          (3)  to provide for additional Guarantors of the Securities;

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (5) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VI; or

          (6)  to comply with the TIA.

          Section 10.2   Amendments, Supplemental Indentures and Waivers with
                         ----------------------------------------------------
Consent of Holders.
------------------

          Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority of the aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section
7.8 and the last sentence of this paragraph, the Holder or Holders of a majority, of the aggregate principal amount of the then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding the foregoing provisions of this
Section 10.2, no such amendment, supplemental indenture or waiver shall, without the consent of the Holders of at least 66-2/3% of the aggregate principal amount of outstanding Securities, change any provision of Article IV or Article XIII or (except for the Stated Maturity, which is governed by clause (4) below) extend any Maturity Date of any Security, and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

          (2) reduce the rate or extend the time for payment of interest on any Security;

          (3) reduce the principal amount of any Security, or reduce any Purchase Price of, or any premium payable upon the redemption of, any Security;

          (4)  change the Stated Maturity of any Security;

          (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

          (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

          (7) make any changes in Section 7.4, 7.7 or this third sentence of this Section 10.2;

          (8) make the principal of, or the interest on, any Security payable with anything or in any manner (including, without limitation, changing the place of payment where, or the coin or currency in which, any Security, or any premium or interest thereon is payable) other than as provided for in this Indenture and the Securities as in effect on the date hereof; or

          (9) make the Securities, the Guarantees or the Mirror Notes subordinated in right of payment to any extent or under any circumstances to any other Indebtedness.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          After an amendment, supplement or waiver under this Section 10.2 or
10.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          Section 10.3   Compliance with TIA.
                         -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          Section 10.4   Revocation and Effect of Consents.
                         ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such
                                                   --------
waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement, of any such payment on or after such respective dates.

          Section 10.5   Notation on or Exchange of Securities.
                         -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          Section 10.6   Trustee to Sign Amendments, Etc.
                         -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture.
The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.

                                  ARTICLE XI

                          MEETINGS OF SECURITYHOLDERS

          Section 11.1   Purposes for Which Meetings May Be Called.
                         -----------------------------------------

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article XI for any of the following purposes:

               (a) to give any notice to the Company, any Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VII;

               (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VIII;

               (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 10.2; or

               (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

          Section 11.2   Manner of  Calling Meetings.
                         ---------------------------

          The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 11.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

          Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          Section 11.3   Call of Meetings by Company or Holders.
                         --------------------------------------

          In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

          Section 11.4   Who May Attend and Vote at Meetings.
                         -----------------------------------

          To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their counsel.

          Section 11.5   Regulations May Be Made by Trustee; Conduct of the
                         --------------------------------------------------
Meeting; Voting Rights; Adjournment.
-----------------------------------

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 11.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in
--------  -------
respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 11.2 or Section 11.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

          Section 11.6   Voting at the Meeting and Record to Be Kept.
                         -------------------------------------------

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.2 or published as provided in Section 11.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 11.7   Exercise of Rights of Trustee or Securityholders May
                         ----------------------------------------------------
Not Be Hindered or Delayed by Call of Meeting.
---------------------------------------------

          Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE XII

              RIGHT TO REQUIRE REPURCHASE UPON CHANGE OF CONTROL

          Section 12.1   Repurchase of Securities at Option of the Holder Upon
                         -----------------------------------------------------
Change of Control.
-----------------

             (a) In the event that a Change of Control occurs, each Holder of Securities shall have the right pursuant to an irrevocable, unconditional offer by the Company (the "Change of Control Offer"), at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any portion of such Holder's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 35 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price (the "Change of Control Offer Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to and including the Change of Control Payment Date.

             (b) In the event that, pursuant to this Section 12.1, the Company shall be required to commence a Change of Control Offer, the Company (or the Trustee, upon the request and at the expense of the Company) shall, within 10 Business Days following a Change of Control, commence a Change of Control Offer by sending written notice by first-class mail to each Holder at its registered address, with a copy to the Trustee, of the commencement of such Change of Control Offer. The Company shall use its best efforts to provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer. A Change of Control Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Change of Control Offer Period"). On or prior to the date of the expiration of the Change of Control Offer Period (the "Change of Control Put Date"), Holders electing to have a Security (or portion thereof) purchased pursuant to a Change of Control Offer must surrender their Security as set forth in Section 12.1(b)(5) below. On or prior to the Change of Control Payment Date, the Company shall purchase all Notes tendered in accordance with the terms hereof in response to the Change of Control Offer.

          The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Change of Control Offer. The notice (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

          (1) that the change of Control Offer is being made pursuant to such notice and this Section 12.1;

          (2) the Change of Control Offer Price (including the amount of accrued and unpaid interest), the Change of Control Put Date and the Change of Control Payment Date;

          (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent, as provided pursuant to the last paragraph of this
Section 12.1(b), in an amount sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, Securities to be acquired pursuant to the Change of Control Offer, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Security, or any portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, together with the properly completed form entitled "Option of Holder to Elect Purchase" (located on the reverse of the Security), to the Paying Agent at the address specified in the notice on or prior to the close of business on the Change of Control Put Date;

          (6) that Holders will be entitled to withdraw their elections to have Securities purchased pursuant to the Change of Control Offer, in whole or in part, if the Paying Agent receives, on or prior to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased pursuant to the Change of Control Offer;

          (7) that the Company shall purchase Securities such that only Securities in denominations of $1,000 at maturity or integral multiples of $1,000 shall be acquired;

          (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (9) if the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control offer; and

          (10) a brief description of the circumstances and relevant facts regarding such Change of Control.

          Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          No later than 12:00 noon, New York City Time, on Change of Control Payment Date, the Company (i) shall accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. No later than 12:00 noon, New York City Time, on a Change of Control Payment Date, Empress shall irrevocably deposit with the Company and the Company shall irrevocably deposit with the Paying Agent U.S. Legal Tender sufficient to purchase the principal amount of, and pay accrued and unpaid interest on, all Securities so accepted. On or prior to the close of business of the Business Day immediately preceding the Change of Control Payment Date, Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, shall pay to Empress U.S. Legal Tender in an amount equal to its Proportionate Share of the amount Empress is required to deposit with the Company pursuant to this paragraph, subject to the joint and several obligations of each Guarantor with respect to such payments. Empress' payment to the Company pursuant to this paragraph shall represent a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Empress in an amount equal to the amount paid to the Company. Any payment made by Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, to Empress pursuant to this paragraph shall represent, in each case, a prepayment of principal of, premium, if any, and interest on, the Mirror Note of Hammond Empress, Hammond Leasing and such Additional Guarantor, as applicable, in an amount equal to such amount paid to Empress. The Paying Agent shall promptly mail or deliver to each Holder of Securities so accepted, payment in an amount equal to the Change of Control Offer Price, plus accrued and unpaid interest, for such Securities, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent to the Holder thereof. The Company (or the Trustee, upon the request and at the expense of the Company) shall notify the Holders of the results of the Change of Control Offer promptly after the Change of Control Payment Date.

                                 ARTICLE XIII

                                   GUARANTY

          Section 13.1   Guaranty.
                         --------

               (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby, jointly and severally, and irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal of, premium, if any, and interest on, the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the Securities or such other obligations will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated promptly to pay in full the same before failure so to pay becomes an Event of Default without the necessity of any action by the Trustee or any Holder.

               (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture or as provided by
Section 13.5 hereof.

               (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby has been made. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

               (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          Section 13.2   Execution and Delivery of Guaranty.
                         ----------------------------------

          To evidence its Guaranty set forth in Section 13.1, each Guarantor agrees that a notation of such Guaranty substantially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

          Each Guarantor agrees that its Guaranty set forth in section 13.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

          If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of each Guarantor.

          Section 13.3   Future Guarantors.
                         -----------------

          The Company and the Guarantors covenant and agree that they shall cause each person that is or becomes a Subsidiary of the Company or any Guarantor or the Parent Guarantor to execute a Guaranty in the form of Exhibit B
                                                                       ---------
hereto and will and cause such Subsidiary to execute an Indenture supplemental hereto for the purpose of adding such Subsidiary as a Guarantor hereunder.

           Section 13.4  Certain Bankruptcy Events.
                         -------------------------

          Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          Section 13.5   Release of Certain Guarantors.
                         -----------------------------

          Upon payment by the Company of the Guarantor Sale Repurchase Amount and consummation of the Guarantor Sale Offer as provided pursuant to Section
5.20 hereof, Hammond Empress, Hammond Leasing or any Additional Guarantor, as applicable, shall be released from its obligations as a guarantor of the Securities.

                                  ARTICLE XIV

                                 MISCELLANEOUS

          Section 14.1   TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          Section 14.2   Notices.
                         -------

          Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

               Empress River Casino Corporation
               2300 Empress Drive
               P.O. Box 2789
               Joliet, Illinois   60434
               Attention:  Chief Financial Officer
               Fax: (815) 744-9455
          with a copy to:

               D'Ancona & Pflaum
               30 N. LaSalle Street
               Chicago, Illinois 60602
               Attention:  Joel D. Rubin
               Fax: (312) 580-0923

          if to the Trustee:

               First Trust National Association
               180 E. 5th Street
               St. Paul, Minnesota   55101
               Attention:  Corporate Trust Dept.
               Fax:  (612) 244-0711

          The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 14.3   Communications by Holders with Other Holders.
                         --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

          Section 14.4   Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 14.5   Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however,
                                                           --------  -------
that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 14.6   Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 14.7   Legal Holidays.
                         --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 14.8   Governing Law.
                         -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 14.9   No Adverse Interpretation of other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 14.10  No Recourse against Others.
                         --------------------------

          No direct or indirect owner, stockholder, employee, agent, officer or director, as such, past, present or future of the Company, the Guarantors, the Parent Guarantor, any of their Subsidiaries or any successor entity shall have any personal liability in respect of the obligations of the Company, the Guarantors, the Parent Guarantor or any of their Subsidiaries under the Indenture or the Notes by reason of his or its status as such owner, stockholder, employee, agent, officer or director.

Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          Section 14.11  Successors.
                         ----------

          All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 14.12  Duplicate Originals.
                         -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          Section 14.13  Severability.
                         ------------

          In case any one or more of the provisions, in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 14.14  Table of Contents, Headings, Etc.
                         --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURE

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    EMPRESS RIVER CASINO FINANCE
                                    CORPORATION

                                    By:/s/ Kevin D. Larson
                                       ------------------------------
                                       Name: Kevin D. Larson
                                       Title: President

Attest: [SIGNATURE ILLEGIBLE]^^
        -----------------------

                                    FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:______________________________
                                       Name:
                                       Title:

Attest: _____________________


GUARANTORS:

                                    EMPRESS RIVER CASINO CORPORATION

                                    By:/s/ Kevin D. Larson
                                       ------------------------------
                                       Name: Kevin D. Larson
                                       Title: President


                                    LAKE MICHIGAN CHARTERS, LTD.

                                    By:/s/ Kevin D. Larson
                                       ------------------------------
                                       Name: Kevin D. Larson
                                       Title: President

                                   SIGNATURE

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    EMPRESS RIVER CASINO FINANCE
                                    CORPORATION

                                    By:_____________________________________
                                       Name: Kevin D. Larson
                                       Title: President

Attest:___________________


                                    FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                    By: /s/ Frank P. Leslie
                                       -------------------------------------
                                       Name: Frank P. Leslie III
                                       Title: Asst. Vice Pres

Attest:     SIGNATURE ILLEGIBLE
       ----------------------------

GUARANTORS:

                                    EMPRESS RIVER CASINO CORPORATION

                                    By:_____________________________________
                                       Name:
                                       Title:


                                    LAKE MICHIGAN CHARTERS, LTD.

                                    By:_____________________________________
                                       Name:
                                       Title:

                                    LMC LEASING, LTD

                                    By:/s/ Kevin D. Larson
                                       ------------------------------
                                       Name: Kevin D. Larson
                                       Title: President

                                                                       EXHIBIT A

                                [FORM OF NOTE]

                   EMPRESS RIVER CASINO FINANCE CORPORATION

                             10 3/4% SENIOR NOTES
                                   DUE 2002

No.                                                                            $

               Empress River Casino Finance Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______, or registered assigns, the principal sum of ______ Dollars, on April 1, 2002.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the COmpany has caused this Instrument to be duly executed under its corporate seal.

Dated:    April 7, 1994

                                        EMPRESS RIVER CASINO FINANCE CORPORATION


                                        By: ____________________________________


Attest:


____________________________
Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the Securities described in the within-mentioned Indenture.


                                                  ______________________________
                                                  as Trustee

                                                  By:___________________________
                                                     Authorized Signatory

Dated:

                   EMPRESS RIVER CASINO FINANCE CORPORATION

                             10 3/4% Senior Notes
                                   due 2002


1.   Interest.
     --------

          Empress River Casino Finance Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at a rate of 10 3/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 3/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 7, 1994. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, First Trust National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated April 1, 1994 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $150,000,000.

5.   Redemption.
     ----------

          The Securities are redeemable, in whole or from time to time in part, at any time on and after April 1, 1999, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing April 1 of each of the years indicated below, in each case, plus accrued and unpaid interest to the Redemption Date. Except as provided in the following two paragraphs, the Securities may not otherwise be redeemed.


                     Year                            Redemption Price
                     ----                            ----------------

                     1999...........................     105.38%
                     2000...........................     102.69%
                     2001...........................     100.00%

          The Securities may also be redeemed, in whole or in part, at any time at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date, pursuant to, and in accordance with, a Required Regulatory Redemption.

          The Company may, at its election, one time only, also redeem up to an aggregate of $50,000,000 of the Securities with the proceeds of an Initial Public Equity Offering at any time prior to April 1, 1997, at a redemption price of 110%, plus accrued and unpaid interest to the date of redemption, provided
                                                                     --------
that such redemption occurs within 60 days of the closing of such Initial Public Equity Offering and that after giving effect to any such redemption, there shall remain not less than an aggregate principal amount of $100,000,000 of the Securities outstanding.

          Any redemption of the Notes shall comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (which shall not be the Company, any of the Guarantors or the Parent Guarantor) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest on, the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest on, the Securities).

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority, and in certain cases at least two-thirds, of the aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority of the aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company, the Guarantors and any of their Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock; make Restricted Payments; enter into transactions with Affiliates; incur Liens; enter into any line of business other than a Related Business; merge or consolidate with any other person; and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Indenture prohibits the Company from (i) incurring any Indebtedness other than the Notes, (ii) making any Restricted Payments to any party other than its parent Guarantor, or (iii) creating, assuming or suffering to exist any Lien on any of its property or assets, except Liens created under the Indenture and the Notes. The Company must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.
     -----------------

          In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option, but subject to the limitations, and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to and including the purchase date.

14.  Security.
     --------

          In order to secure the obligations under the Indenture, the Mirror Notes have been pledged as security for the Indenture Oblations and the Company, the Guarantors and the Trustee have entered into certain security agreements pursuant to which security interests have been granted to the Trustee for the benefit of the Holders in funds held in certain collateral and disbursement accounts of the Guarantors.

15.  Sale of Assets.
     --------------

          The Indenture imposes certain limitations on the ability of the Guarantors and any of their respective Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the applicable Guarantor will be required either to reinvest the proceeds of such Asset Sale in a Related Business of a continuing Guarantor or the Company will be required to make an offer to purchase each Holder's Securities at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

16.  Construction and Licensure.
     --------------------------

          The Indenture imposes obligations on the Guarantors to commence operations at the Hammond Facility by certain dates (subject to extension if certain financial tests are met), such that if the requisite licenses therefor are not timely received or such construction is not timely completed and certain financial tests are not met, then the Company must offer to purchase designated aggregate principal amounts of Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

17.  Limitation on Sale of a Guarantor.
     ---------------------------------

          The Indenture imposes certain limitations on the ability of Hammond Empress, Hammond Leasing or any Additional Guarantor to merge or consolidate, sell, transfer or convey, directly or indirectly, substantially all of its assets or to effect certain changes in the composition of its Board of Directors. Upon a Sale of a Guarantor: (a) Hammond Empress, Hammond Leasing or an Additional Guarantor, as applicable, is required to pay to Empress the Guarantor Sale Repurchase Amount; and (b) the Company is required to make a Guarantor Sale Offer to purchase for U.S. Legal Tender the principal amount of Notes equal to the Guarantor Sale Repurchase Amount at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of payment.

18.  Gaming Laws.
     -----------

          The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

19.  Successors.
     ----------

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

20.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority of the aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notices is in their interest.

21.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

22.  No Recourse Against Others.
     --------------------------

          No direct or indirect owner, stockholder, employee, agent, officer or director, as such, past, present or future of the Company, the Guarantors, the Parent Guarantor, any of their Subsidiaries or any successor entity shall have any personal liability in respect of the obligations of the Company, the Guarantors, the Parent Guarantor or any of their Subsidiaries under the Indenture or the Notes by reason of his or its status as such owner, stockholder, employee, agent, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

23.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.


24.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

25.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                             [FORM OF ASSIGNMENT]

                       I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

          Please insert Social Security or other identifying number assignee ____________ and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  ________________      Signed:  _________________________________________

________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Security)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

[_] Section 5.14;   [_] Section 5.16;   [_] Section 5.20;

[_] Article XII.

          If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to be purchased: $_________


Date: ______________ Signature: ________________________________________________
                                (Sign exactly as your name appears on the
                                 Security)

                                                                       EXHIBIT B
                                                                       ---------

                               FORM OF GUARANTY
                               ----------------



     For value received, _______________, a ______________ corporation, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium, if any, and interest on, such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                          __________________________________

                                          By:_______________________________

                                          Attest:___________________________

                                      B-1